As filed with the Securities and Exchange Commission on January 7, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORMS F-4* and S-4*

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Etablissements Delhaize Frères et Cie

“Le Lion” (Groupe Delhaize)

(Exact Name of Registrant as Specified in its Charter)**

Delhaize Brothers and Co. “The Lion”

(Delhaize Group)

(Translation of Registrant’s Name Into English)

** The registrant’s charter (articles of association) specifies the registrant’s name in French, Dutch and English.

Belgium	5411	98-0226019
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Square Marie Curie 40 1070 Brussels Belgium (32) 2 412 22 11 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

See Table of Additional Registrants Below

G. Linn Evans

Delhaize America, LLC

2110 Executive Drive

Salisbury, North Carolina 28147

(704) 633-8250

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

J. Steven Patterson

Hunton & Williams LLP

1900 K Street, N.W.

Washington, DC 20006-1109

(202) 995-1500

Approximate date of commencement of proposed sale to the public: As promptly as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.    ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Senior Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
5.70% Senior Notes due 2040	$827,163,000	100%	$827,163,000	$96,033.62
Guarantees of 5.70% Senior Notes due 2040(3)	$827,163,000	—	—	(4)

(1)	The notes being registered are being offered in exchange for 5.70% Senior Notes due 2040 previously sold in transactions exempt from registration under the Securities Act. The registration fee was computed based on the face value of the 5.70% Senior Notes due 2040 solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(2)	Calculated pursuant to Rule 457(f) under the Securities Act of 1933.
(3)	The 5.70% Senior Notes due 2040 are unconditionally guaranteed, on a joint and several basis, by certain subsidiaries on a senior unsecured basis. No separate consideration will be paid in respect of these guarantees. See inside facing page for the registrant guarantors.
(4)	Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Name	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification No.
Delhaize US Holding, Inc. (1)	Delaware	27-1348010

Delhaize America, LLC (1)	North Carolina	56-0660192

Food Lion, LLC (1)	North Carolina	56-2173154

Hannaford Bros. Co. (2)	Maine	01-0085930

Kash n’ Karry Food Stores, Inc. (3)	Delaware	95-4161591

FL Food Lion, Inc. (1)	Florida	56-2051565

Risk Management Services, Inc. (1)	North Carolina	55-0660192

Hannbro Company (4)	Maine	01-0531895

Martin’s Foods of South Burlington, Inc. (4)	Vermont	03-0222879

Boney Wilson & Sons, Inc. (4)	North Carolina	56-0709778

J.H. Harvey Co., LLC (1)	Georgia	05-0582869

Hannaford Licensing Corp. (4)	Maine	01-0512079

Victory Distributors, Inc. (4)	Massachusetts	04-2440100

(1)	The address and telephone number of the principal executive offices of these registrants is P.O. Box 1330, 2110 Executive Drive, Salisbury, North Carolina 28145-1330, (704) 633-8250.
(2)	The address and telephone number of the principal executive offices of this registrant is 145 Pleasant Hill Road, Scarborough, Maine 04074, (207) 883-2911.
(3)	The address and telephone number of the principal executive offices of this registrant is 3801 Sugar Palm Drive, Tampa, Florida 33619, (813) 620-1139.
(4)	The address and telephone number of the principal executive offices of these registrants is 145 Pleasant Hill Road, Scarborough, Maine 04074, (207) 885-3071.
*	This registration statement comprises a filing on Form F-4 with respect to the securities of Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize) and a filing on Form S-4 with respect to the securities of all other registrants.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 7, 2011

Prospectus

Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize)

(Delhaize Brothers and Co. “The Lion” (Delhaize Group))

Offer to Exchange

all outstanding 5.70% Senior Notes due 2040 ($827,163,000 principal amount)

issued on October 8, 2010

for

5.70% Senior Notes due 2040 ($827,163,000 principal amount)

which have been registered under the Securities Act of 1933

We are offering to exchange all of our outstanding unregistered 5.70% Senior Notes due 2040 issued on October 8, 2010, which we refer to as the original notes, for new registered 5.70 % Senior Notes due 2040, which we refer to as the exchange notes. Both the original notes and the exchange notes are represented by one or more certificated depositary interests, or CDIs, as more fully explained in “Book-Entry, Form, Clearance and Settlement.” The original notes and the exchange notes are sometimes collectively referred to as the notes. For more information concerning the terms of the notes, see “Description of the Exchange Notes.”

The Exchange Offer:

•	You should carefully review the Risk Factors beginning on page 7 of this prospectus.

•	Our offer to exchange original notes for exchange notes will be open until 5:00 p.m., New York City time, on , 2010, unless we extend the exchange offer.

•	Original notes may be exchanged only in a minimum denomination of $1,000 or an integral multiple of $1,000 in excess thereof.

•	The exchange offer is not conditional upon any minimum aggregate principal amount of original notes being tendered.

•	Tenders of original notes may be withdrawn any time prior to the expiration of the exchange offer.

•	The exchange of original notes for exchange notes will not be a taxable event for U.S. federal income tax purposes.

•	You should also carefully review the procedures for tendering the original notes beginning on page 15 of this prospectus.

•	If you fail to tender your original notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

•	The exchange notes are new securities for which there is currently no public market.

Exchange Notes:

•

The form and terms of the exchange notes are identical to the form and terms of the original notes except that the exchange notes are registered under the Securities Act of 1933 (the “Securities Act”) and, therefore, are freely transferable.

•	The exchange notes will mature on October 1, 2040.

•	We will pay interest on the exchange notes semi-annually on April 1 and October 1 of each year, beginning, with respect to the exchange notes, April 1, 2011, at the rate of 5.70% per annum.

•

The exchange notes are our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness and senior in right of payment to all our existing and future subordinated indebtedness.

•

Our obligations under the exchange notes benefit from the guarantees under a cross guarantee agreement, dated as of May 21, 2007, among us and certain of our subsidiaries, as supplemented by a joinder agreement dated as of December 18, 2009, which we refer to as the Cross Guarantee Agreement. A description of the Cross Guarantee Agreement is included in this prospectus under the heading “Description of Guarantees”.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the exchange notes to be issued in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is     , 2011

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the Commission. You should rely only on the information or representations provided in this prospectus. We have not authorized any person to provide information other than that provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document or that any information contained in any document we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) applicable to foreign private issuers. In accordance with the Exchange Act, we electronically file reports, including annual reports on Form 20-F and interim reports on Form 6-K, and other information with the Commission. You may obtain these reports and other information by sending a written request to Delhaize Group, Square Marie Curie 40, 1070 Brussels, Belgium, Attention: Investor Relations Officer, Telephone: + (32) 2 412 22 11.

You can inspect and copy these reports, and other information, without charge, at the Public Reference Room of the Commission located at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. In addition, you can inspect material filed by us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which American Depositary Shares representing shares of our common stock are listed. As a foreign private issuer, we are not subject to the proxy rules under Section 14 or the short-swing insider profit disclosure rules under Section 16 of the Exchange Act.

i

PRESENTATION OF INFORMATION

In this prospectus, references to “United States” or “U.S.” are to the United States of America, references to “$”, “dollars” and “USD” are to United States dollars, references to “Belgium” are to the Kingdom of Belgium, and references to”€”, “Euro” and “EUR” are to the lawful currency of participating states of the European Monetary Union. The following 16 member states participate in the European Monetary Union (EMU) and have adopted the euro: Austria, Belgium, Cyprus, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Malta, The Netherlands, Portugal, Slovakia, Slovenia and Spain.

Unless otherwise indicated, statements in this prospectus relating to market share, ranking and data are derived from management estimates based, in part, on independent industry publications, reports by market research firms or other published independent sources. Any discrepancies in any table between totals and the sums of the amounts listed in such table are due to rounding.

As used in this prospectus “Delhaize Group,” “we,” “us” and “our” refer to Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize) and its subsidiaries, unless the context otherwise requires.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with the Commission in other documents, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the Commission after the date of this prospectus automatically updates and supersedes this prospectus.

We incorporate by reference the following document:

•	our annual report on Form 20-F for the financial year ended December 31, 2009 filed with the Commission on June 28, 2010; and

•	our report on Form 6-K/A furnished to the Commission on January 7, 2011, regarding our results for the nine-months ended September 30, 2010.

In addition, we incorporate by reference each of the following documents that we will file with or furnish to the Commission after the date of this prospectus from now until 180 days after the effective date of the registration statement pertaining to the exchange notes:

•	reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act; and

•	any future reports on Form 6-K furnished to the Commission that indicate that they are incorporated by reference in this prospectus.

You may obtain a copy of any of the documents referred to above (excluding exhibits) at no cost by contacting us at the following address:

Delhaize Group

Square Marie Curie 40

1070 Brussels

Belgium

Attention: Investor Relations Officer

Telephone: + (32) 2 412 22 11

To obtain timely delivery, you must request any document no later than five days before the date of the expiration of this exchange offer, meaning no later than     , 2011.

ii

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results and events. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “foresee”, “likely”, “will” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements, included or incorporated by reference into this prospectus. Past performance can be no guarantee of future results of Delhaize Group.

In addition to the risk factors described below under “Risk Factors”, the following important factors could affect future results, causing these results to differ materially from those expressed in our forward-looking statements:

•	changes in the general economy or in the primary markets of our company;

•	changes in consumer spending;

•	competitive factors;

•	the nature and extent of continued consolidation in the supermarket industry;

•	adverse determination with respect to litigation or other claims;

•	inability to develop new stores or to remodel stores as rapidly as planned;

•	stability of product costs;

•	supply or quality control problems with vendors;

•	the resolution of uncertain tax positions;

•	the ability to achieve satisfactory operating results in all geographic areas where we operate;

•	labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time;

•	legislative, regulatory, tax, accounting or judicial developments;

•	the cost and stability of fuel, energy and other power sources;

•	adverse developments with regard to food and drug safety and quality issues or concerns that may arise;

•	loss of a key member of senior management;

•	data security or other information technology issues that may arise;

•	adverse weather conditions; and

•	the availability and terms of financing, including interest rates and our ability to issue debt or to borrow under our lines of credit as a result of current conditions in the financial markets.

These factors and the other risk factors described in this prospectus or incorporated by reference are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our future results. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and we cannot assure you that projected results or events will be achieved.

iii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus to help you understand our business and the terms of the notes. You should carefully read all of this prospectus, including (i) our audited consolidated financial statements and related notes, which are included in our Form 20-F for the fiscal year ended December 31, 2009 and are incorporated herein by reference and (ii) our unaudited interim consolidated results for September 30, 2010 and 2009 and the nine-month periods then ended, which are included in our Form 6-K/A furnished to the Commission on January 7, 2011 and are incorporated herein by reference, to understand fully our business and the terms of the notes, as well as some of the other considerations that may be important to you in making your investment decision. You should pay special attention to the “Risk Factors” section of this prospectus to determine whether an investment in the notes is appropriate for you.

Business Overview

We are a food retailer headquartered in Belgium, which operates in six countries and on three continents. We were founded in Belgium in 1867. As of December 31, 2009, we had a sales network (which includes company-operated, affiliated and franchised stores) of 2,732 stores and employed approximately 138,000 people. Our principal activity is the operation of food supermarkets in the United States, Belgium and Greece, with a small percentage of our operations in Romania and in Indonesia. Such retail operations are primarily conducted through (i) our consolidated subsidiary, Delhaize America, LLC, which we refer to as Delhaize America, (ii) our businesses in Belgium and the Grand Duchy of Luxembourg, which we refer to collectively as Delhaize Belgium, and (iii) the business of Alfa Beta Vassilopoulos S.A. in Greece. Our ordinary shares are listed under the symbol “DELB” on the regulated market NYSE Euronext, Brussels. Our American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts (“ADRs”), each representing one ordinary share, are listed on the New York Stock Exchange under the symbol “DEG.” Our website can be found at www.delhaizegroup.com and www.delhaize.com. The information on our website is not a part of this prospectus.

Additional Information

Our executive offices are located at Square Marie Curie 40, 1070 Brussels, Belgium, and our telephone number is +32 2 412 2211. We will, upon request, provide without charge to each person to whom this prospectus is delivered a copy of any or all of the documents incorporated or deemed to be incorporated by reference into this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or oral requests should be directed to: Delhaize Group, Attention: Investor Relations, Square Marie Curie 40, 1070 Brussels, Belgium, telephone: +32 2 412 2211.

Summary of the Exchange Offer

On October 8, 2010, we completed our private offer to exchange any and all of the outstanding 9.00% Debentures due 2031 and 8.05% Notes due 2027 issued by our wholly-owned subsidiary Delhaize America, which we refer to collectively as the Delhaize America securities, that were held by eligible holders in a private placement for new 5.70% Notes due 2040 issued by Delhaize Group, which we refer to as the original notes, plus accrued and unpaid interest in cash on such tendered Delhaize America securities and cash in lieu of fractional portions of original notes. In this private exchange offer, we placed $827,163,000 aggregate principal amount of the original notes in a transaction exempt from registration under the Securities Act of 1933, as amended. In connection with the private exchange offer, we entered into a registration rights agreement with the dealer managers in the private offering of the original notes in which we agreed to deliver to you this prospectus and to use our reasonable best efforts to complete the exchange offer within 300 days after the date we issued the original notes. You are entitled to exchange in the exchange offer your original notes for exchange notes with substantially identical terms.

You should read the discussion under the headings “—Summary of the Terms of the Exchange Notes” beginning on page 4 and “Description of the Exchange Notes” beginning on page 32 for further information regarding the exchange notes.

We summarize the terms of the exchange offer below. You should read the discussion under the heading “The Exchange Offer” beginning on page 15 for further information regarding the exchange offer and resale of the exchange notes.

The Exchange Offer	We are offering to exchange up to $827,163,000 million aggregate principal amount of exchange notes for up to $827,163,000 million aggregate principal amount of the original notes. Original notes may be exchanged only in a minimum denomination of $1,000 or an integral multiple of $1,000 in excess thereof.

Expiration Date	The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2011, or such later date and time to which we extend it.

Withdrawal of Tenders	You may withdraw your tender of original notes prior to the expiration date, unless previously accepted for exchange. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any original notes that you tendered but that were not accepted for exchange.

Conditions to the Exchange Offer	We will not be required to accept original notes for exchange if the exchange offer would be unlawful or would violate any interpretation of the staff of the Commission. The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered. Please read the section “The Exchange Offer— Conditions to the Exchange Offer” beginning on page 20 for more information regarding the conditions to the exchange offer.

Procedures for Tendering Original Notes

If your original notes are held through The Depository Trust Company, which we refer to as DTC, and you wish to participate in the exchange offer, you may do so through the automated tender offer program of DTC, which we refer to as ATOP. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•     any exchange notes to be received by you will be acquired in the ordinary course of your business;

•     you have no arrangement with any person to participate in the distribution of the original notes or exchange notes;

•     you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of us or any guarantor of the original notes or, if you are an affiliate of us or any guarantor of the original notes, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•     if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the exchange notes;

•     if you are a broker-dealer, you will receive exchange notes for your own account in exchange for securities that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of such exchange notes; and

•     you are not acting on behalf of any person who could not truthfully make the foregoing representations.

Special Procedures for Beneficial Owners	If you own a beneficial interest in original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender the original notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

Certain Tax Considerations	The exchange of original notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Certain Tax Considerations” beginning on page 66.

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes.

The Exchange Agent

We have appointed The Bank of New York Mellon as exchange agent for the exchange offer, which also serves as trustee under the indenture that governs the notes. You should direct questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent addressed as follows:

For Delivery by Mail, Hand or Overnight Delivery:

The Bank of New York Mellon

One Canada Square

London E14 5AL

United Kingdom

Attention: Les Cummings

For Facsimile Transmission

(for eligible institutions only):

+ 44 207 964 2536

Attention: Les Cummings

To Confirm by Telephone or for Information Call:

+ 44 207 964 4958

Right Under Registration Rights Agreement	If we fail to complete the exchange offer as required by the registration rights agreement, we will be obligated to pay liquidated damages to holders of the original notes. Please read “Original Notes Registration Rights Agreement” beginning on page 55 for more information regarding your rights as a holder of original notes.

Summary of the Terms of the Exchange Notes

The form and terms of the exchange notes are the same as the form and terms of the original notes, except that the exchange notes are registered under the Securities Act and, therefore, are freely transferable. Both the original notes and the exchange notes will be governed by the same indenture. We use the term notes in this prospectus to collectively refer to the original notes and the exchange notes.

Issuer	Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize), or Delhaize Group, a limited liability company (“société anonyme”) organized under the laws of the Kingdom of Belgium

Securities Offered	$827,163,000 aggregate principal amount of 5.70% Senior Notes due 2040

Maturity Date	October 1, 2040

Interest	We will pay interest on the exchange notes on April 1 and October 1 of each year, beginning on April 1, 2011.

Interest Rate	The exchange notes will bear interest at a rate per annum of 5.70%.

Ranking	The exchange note will be our senior unsecured general obligations, will rank equally in right of payment with all our existing and future unsecured senior indebtedness and will be senior in right of payment to all our existing and future subordinated obligations.

Guarantees	The original notes will benefit from the Cross Guarantee Agreement among our company, Delhaize US Holding, Inc., Delhaize America and substantially all of Delhaize America’s subsidiaries. See “Description of Guarantees.”

Optional Redemption	We have the option to redeem all or a portion of the exchange notes at any time or from time to time at a redemption price equal to the greater of: (1) 100% of the principal amount of the exchange notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the exchange notes being redeemed (exclusive of interest accrued and unpaid to the redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points as determined by a Reference Treasury Dealer plus, in either case, accrued and unpaid interest on the exchange notes being redeemed on the redemption date. See “Description of the Exchange Notes–Optional Redemption.”

Tax Redemption	If certain changes in the law of any relevant taxing jurisdiction become effective that would impose withholding taxes or other deductions on the payments on the exchange notes, we may redeem the affected series of exchange notes in whole, but not in part, at any time, at a redemption price equal to the principal amount, plus accrued and unpaid interest, if any, and additional amounts, if any, to, but not including, the date of redemption.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Repurchase at the Option of Holders Upon a Change of Control Triggering Event	If we experience specific kinds of changes of control, holders of exchange notes will have the right to require us to repurchase all or any part of their exchange notes pursuant to the offer described under the heading “Description of the Exchange Notes—Change of Control”.

Additional Amounts	All payments in respect of the exchange notes will be made without withholding or deduction for any taxes or other governmental charges,

except to the extent required by law. If withholding or deduction is required by law, subject to certain exceptions, we will pay additional amounts so that the net amount you receive is no less than the amount that you would have received in the absence of such withholding or deduction.

Form and Denomination

The exchange notes will initially be represented by one or more global notes in bearer form deposited with the National Bank of Belgium, or the NBB, as the operator of the X/N System and will be held by The Bank of New York Mellon, as CDI depositary (the “CDI Depositary”), through Euroclear as a direct participant in the X/N System and will create CDIs representing interests in the exchange notes, which will be issued to The Depository Trust Company or its nominee (“DTC”) and its direct (including Euroclear and Clearstream) and indirect participants will record ownership of the beneficial interests in the CDIs on their books. The exchange notes and CDIs will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Definitive registered notes will be issued in exchange for interests in the CDIs representing interests in the global notes only under the circumstances set out under “Book-Entry, Form, Clearance and Settlement – Issuance of Definitive Registered Exchange Notes.” Any such definitive notes issued in exchange for interests in the global notes will not be eligible for settlement through any clearing system.

Clearance and Settlement

CDIs representing interests in the exchange notes will be admitted for clearance and settlement through DTC and Euroclear and Clearstream as direct participants in DTC.

Transfers of book-entry interests in CDIs representing interests in the exchange notes will be effected through the book-entry facilities of DTC and through Euroclear and Clearstream as direct participants in DTC and their respective participants.

Interests in the exchange notes may be held only by eligible investors referred to in Article 4 of the Belgian Royal Decree of May 26, 1994 holding their Notes in an exempt securities account with the X/N System or with a direct or indirect participant in such system, as further described in “Tax Considerations”.

In order for the exchange notes to be traded on a fungible basis among themselves, each holder of exchange notes will be deemed to agree to the application of the fungibility system provided for in Belgian Royal Decree No. 62 of November 10, 1967 for the promotion of the circulation of securities, as amended.

Disclosure of Certain Information by the National Bank of Belgium	In principle, the NBB is bound by a duty of confidentiality. However, the NBB may, to the extent required by U.S. or international regulations or treaties or otherwise, disclose certain information relating to the identity of the holders of book entry interests in the exchange notes and the amount of interests held in the X/N System.

Exchange Offer and Registration Rights	We have entered into a registration rights agreement with the dealer managers in the private offering of the original notes, in which we agree to use our reasonable best efforts to conduct an SEC-registered exchange offer for the original notes. In connection with the exchange offer, you may exchange your original notes for exchange notes, which are identical in all material respects to the original notes, except that the exchange notes are registered with the SEC and thus may be resold to any investor in the United States. If we are unable to effect the exchange offer, we agreed to use our reasonable best efforts to file and cause to become effective a shelf registration statement relating to the resale of the original notes. You will be entitled to the payment of liquidated damages if we do not complete the exchange offer or, if required, the shelf registration statement is not declared effective within the agreed time period. See “Original Notes Registration Rights Agreement”.

Listing	We do not intend to list the exchange notes on any securities exchange.

Governing Law	The exchange notes will be governed by the laws of the State of New York.

Trustee	The Bank of New York Mellon

Domiciliary Agent	ING Belgium SA/NV

Further Issues	The indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue under the indenture and provides that we may issue notes, debentures or other evidences of indebtedness from time to time in one or more series.

For further information regarding the exchange notes, see “Description of the Exchange Notes.”

Principal Executive Office

Our principal executive office is located at Square Marie Curie 40, 1070 Brussels, Belgium, and our telephone number is +32 2 412 22 11.

Risk Factors

See “Risk Factors” beginning on page 7 for a discussion of certain factors to be considered in connection with an investment in the exchange notes.

RISK FACTORS

Investing in the securities offered using this prospectus involves risk. You should consider carefully the following risks, together with the risks and uncertainties discussed under “Special Note Regarding Forward-Looking Statements,” “Enforcement of Civil Liabilities” and the other information included or incorporated by reference herein, including the information under the heading “Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2009 before tendering your original notes in the Exchange Offer . If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment. Certain statements under this caption constitute forward-looking statements. See “Special Note Concerning Forward-looking Statements.”

Risks Related to Operations of Our Company

You should read “Risk Factors” in our Annual Report on Form 20–F for the fiscal year ended December 31, 2009, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to operations of our company.

Risks Related to the Exchange Offer

There are no established trading markets for the exchange notes and any markets for the exchange notes may be illiquid.

The exchange notes are new issues of securities with no active trading markets. We cannot assure you that markets for the exchange notes will develop in the future, that you will be able to sell your exchange notes or the price that you will receive when you sell your exchange notes. In addition, the liquidity of, and trading market for the exchange notes could be adversely affected by many factors, including changes in interest rates and declines and volatility in the market for similar securities, as well as by changes in our financial condition or results of operations. We do not intend to apply for a listing or quotation of the exchange notes on any securities exchange or automated quotation system.

If you do not properly tender your original notes, you will continue to hold unregistered original notes and your ability to transfer original notes will be adversely affected.

If you do not properly tender your original notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your original notes. In general, the original notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the original notes under the Securities Act. You should refer to “Prospectus Summary—Summary of The Exchange Offer” and “The Exchange Offer” for information about how to tender your original notes. The tender of original notes under the exchange offer will reduce the outstanding amount of the original notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the original notes due to a reduction in liquidity.

You must follow the exchange offer procedures carefully in order to receive the exchange notes.

If you do not follow the procedures described in this prospectus for tendering your original notes, you will not receive the exchange notes. Further, if you want to tender your original notes in exchange for exchange notes, you should allow sufficient time to ensure timely delivery. No one is under any duty to give you notification of any defects or irregularities with respect to tenders of original notes for exchange notes. For additional information, please refer to the section of this prospectus entitled “The Exchange Offer—Procedures for Tendering.”

Risks Related to the Exchange Notes

Each of the risks described in this section with respect to the exchange notes are equally applicable to the original notes.

The indenture does not restrict the amount of additional debt that we may incur, which may make it difficult to satisfy our obligations under the exchange notes or reduce the value of the exchange notes.

The exchange notes and the indenture governing the terms of the exchange notes do not place any limitation on the amount of unsecured debt that we may incur. Our incurrence of additional debt may have important consequences for you as a holder of the exchange notes, including making it more difficult for us to satisfy our obligations with respect to the exchange notes, a loss in the trading value of your Notes, if any, and a risk that the credit rating of the exchange notes is lowered or withdrawn.

Your right to receive payments on the exchange notes is unsecured and will be effectively subordinated to any of our secured indebtedness.

The exchange notes will be general unsecured senior obligations of our company. The exchange notes will be effectively subordinated to any secured senior indebtedness that we may incur to the extent of the value of, and the validity and priority of the liens on, our assets securing that indebtedness. In the event of our liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, whether voluntary or involuntary, the holders of any of our secured indebtedness would be entitled to be paid from the assets securing that indebtedness before our assets may be used to make any payment in respect of the exchange notes. The obligations of Delhaize US Holding, Inc. and its subsidiaries that are party to the Cross Guarantee Agreement are also general unsecured payment obligations of such entities. The exchange notes will be effectively subordinated to any secured senior indebtedness of our subsidiaries and any unsecured senior indebtedness of our subsidiaries that are not party to the Cross Guarantee Agreement.

We may not be able to fulfill our obligation to offer to purchase Notes upon a change of control, and this obligation may discourage a sale or takeover of us.

Upon the occurrence of certain events causing a change of control, we will be required to offer to repurchase the exchange notes at a purchase price equal to 101% of the outstanding principal amount thereof, together with accrued and unpaid interest. See “Description of the Exchange Notes—Change of Control”. This change of control feature may make a sale or takeover of our company more difficult. There can be no assurance that we would have sufficient assets or be able to obtain sufficient third party financing on favorable terms to satisfy all our obligations upon a change of control. If an offer to repurchase the exchange notes is required to be made and we do not have available sufficient funds to pay for the exchange notes, an event of default would occur under the indenture. The occurrence of an event of default could result in acceleration of the maturity of the exchange notes. Furthermore, these provisions would not necessarily afford protection to holders of the exchange notes in the event of a highly leveraged transaction that does not result in a change of control. See “Description of the Exchange Notes”.

Due to delays in notification to and by the CDI depositary, the holders of CDIs representing interests in the exchange notes may be unable to give consents or voting instructions to the CDI Depositary.

Amending or modifying certain terms of the Indenture governing the exchange notes requires majority approval of the holders of the exchange notes, whether at a noteholders meeting or otherwise, and in some cases, requires unanimous approval of the holders of Notes at a noteholders’ meeting. Only direct holders of the exchange notes whose book-entry interests therein are shown in the records of the X/N System or in the records of a Participant in the X/N System, or (in the case of registered definitive notes) are recorded in the register kept by us, may attend a noteholders’ meeting or otherwise provide consents.

The Bank of New York Mellon, as CDI Depositary, will initially hold the exchange notes, represented by a Global Note in bearer form, and will create certificated depositary interests, or CDIs, representing interests in the exchange notes. A Deposit Agreement among us, the CDI Depositary and the beneficial owners of the CDIs, sets out the rights and obligations of the CDI Depositary and the rights of CDI holders, including with respect to voting and provision of consents. Despite our efforts, the CDI Depositary may not receive voting or consent materials for Notes represented by CDIs in time to ensure that holders of CDIs can provide the CDI Depositary with instructions. In addition, the CDI Depositary’s liability to holders of CDIs for failing to execute instructions or for the manner of executing instructions is limited by the Deposit Agreement. As a result, holders of CDIs may not be able to exercise their right to give voting or consent instructions and they may not have any recourse against the CDI Depositary or our company if their interests in the exchange notes are not voted or consent is not provided as they have requested or if their interests cannot be voted or consent cannot be provided.

Belgian fraudulent conveyance law may adversely affect the enforceability of the exchange notes.

Our obligations under the exchange notes may be subject to review under the Belgian fraudulent conveyance law (action paulienne/actio pauliana) enacted for the protection of creditors. Under the Belgian fraudulent conveyance law, a creditor could bring a claim and a court could declare the exchange notes ineffective (inopposables/niet-tegenstelbaar) with respect to the creditor bringing the claim if the following conditions are met:

•	the creditor’s claim arose before the challenged transaction, commitment or agreement;

•	the challenged transaction, commitment or agreement has caused a financial prejudice to the creditor or has a material adverse effect on the possibility that the creditor will recover its claim;

•	the debtor entered into the transaction, commitment or agreement knowing that it would financially prejudice the creditor; and

•

the party entering the challenged transaction, commitment or agreement with the debtor, knew or should have known, that the transaction was abnormal, causing a financial prejudice to other creditors of the debtor. In the case of gratuitous acts (such as, arguably, providing a guarantee or other security for third-party obligations), it has been held that this knowledge test does not apply.

The statute of limitations is five years from the time the relevant creditor knew of its financial prejudice and the identity of the party to the challenged transaction. When successful, the plaintiff-creditor will receive a court ruling holding that the challenged transaction, commitment or agreement is ineffective with respect to such plaintiff-creditor, the debtor and the beneficiary of the challenged transaction, commitment or agreement. If a court were to find that the issuance of the exchange notes was a fraudulent conveyance, the court could hold that the payment obligations under the exchange notes are ineffective, or require the holders of the exchange notes to repay any amounts received with respect to the exchange notes. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the exchange notes. Also, we believe that the issuance of the guarantees under the Cross Guarantee Agreement will not be a fraudulent conveyance under the Belgian fraudulent conveyance law. We cannot assure you, however, that a court passing on this question would reach the same conclusion.

In insolvency proceedings, Belgian bankruptcy law has specific provisions relating to fraudulent conveyance and voidable preferences.

EXCHANGE RATES

In this document, references to “$”, “dollars” and “USD” are to United States dollars and references to “€”, “Euro” and “EUR” are to the lawful currency of participating states of the European Monetary Union. The following 16 member states participate in the European Monetary Union (EMU) and have adopted the euro: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, the Grand Duchy of Luxembourg, The Netherlands, Portugal, Slovenia, Spain, Cyprus, Malta, and Slovenia.

Fluctuations in the exchange rate between the euro and other currencies may affect our business. The following table sets forth, for the periods and dates indicated, certain information concerning the exchange rates for the euro expressed in U.S. dollars per euro. Information concerning the U.S. dollar exchange rate is based on the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Board of Governors of the Federal Reserve System (the “noon buying rate”). Such rates are provided solely for convenience and no representation is made that euro were, could have been, or could be, converted into U.S. dollars at these rates or at any other rate. Such rates were not used by us in the preparation of our audited and unaudited consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. The rate on December 31, 2010 was $1.3919 per euro.

	Closing Rate	Average Rate(1)	High	Low
Year ended December 31,
2009	1.4332	1.3955	1.5100	1.2547
2008	1.3919	1.4695	1.6010	1.2446
2007	1.4603	1.3797	1.4862	1.2904
2006	1.3197	1.2661	1.3327	1.1860
2005	1.1842	1.2400	1.3476	1.1667
Nine months ended September 30,
2010	1.3601	1.3155	1.4536	1.1959
2009	1.4630	1.3709	1.4795	1.2547
Month
December 2010	—	—	1.4224	1.3036
November 2010	—	—	1.3395	1.3089
October 2010	—	—	1.4066	1.3688
September 2010	—	—	1.3638	1.2708
August 2010	—	—	1.3282	1.2652
July 2010	—	—	1.3069	1.2464

(1)	The average of the noon buying rates for euros on the last business day of each month during the period.

Because a substantial portion of our assets and operating results are denominated in U.S. dollars, we are exposed to fluctuations in the value of the U.S. dollar against the euro. In line with our risk policy, we do not hedge this U.S. dollar translation exposure. As of September 30, 2010, a variation of one U.S. cent in the exchange rate of the euro would have caused our revenues to vary by 0.5 percent, or €82 million, and net profit by 0.5 percent, or €2 million. As of September 30, 2009, a variation of one U.S. cent in the exchange rate of the euro would have caused our revenues to vary by 0.5 percent, or €77 million, and net profit by 0.5 percent, or €2 million.

A significant transaction risk for us, due to variations in currencies, is the payment of dividends by the U.S. operating companies to the parent company. When appropriate, we have entered into agreements to hedge against the variation in the U.S. dollar in relation to the payment of the dividend by Delhaize America to the parent company. Additional currency exposure arises when the parent company or our financing companies finance our subsidiaries in their local currency. Any sizeable cross-currency lending among the companies of Delhaize Group is generally fully hedged through the use of foreign exchange forward contracts or currency swaps. Our subsidiaries borrow, in most cases, directly in local currencies. As a result, fluctuations in our balance sheet ratios resulting from changes in currencies are generally limited.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes, we will receive in exchange a like principal amount of original notes. The original notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

On October 8, 2010, we completed our private offer to exchange any and all of the outstanding 9.00% Debentures due 2031 and 8.05% Notes due 2027 issued by our wholly-owned subsidiary Delhaize America, which we refer to collectively as the Delhaize America securities, that were held by eligible holders in a private placement for new 5.70% Notes due 2040 issued by Delhaize Group, which we refer to as the original notes, plus accrued and unpaid interest in cash on such tendered Delhaize America securities and cash in lieu of fractional portions of original notes. No proceeds were generated from the private exchange offer in which the original notes were issued. In this private exchange offer, we placed $827,163,000 aggregate principal amount of the original notes in a transaction exempt from registration under the Securities Act of 1933, as amended.

SELECTED FINANCIAL DATA

The following selected financial data are derived from our audited consolidated financial statements, incorporated herein by reference, which have been prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, and as adopted by the European Union. The financial data for the nine-month periods ended September 30, 2010 and 2009 are derived from our unaudited condensed consolidated financial statements incorporated by reference herein, which have been prepared in accordance with IFRS. Operating results for the nine-month period ended September 30, 2010 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 2010. The selected financial data presented below should be read in conjunction with our consolidated financial statements, related notes thereto and other financial information incorporated by reference herein.

The euro is Delhaize Group’s reporting currency. The U.S. dollar amounts contained in the table below are provided solely for the convenience of the reader and have been calculated using the exchange rate of EUR 1.00 = USD 1.3648, the reference rate of the European Central Bank on September 30, 2010. Such translations should not be construed as representations that euro amounts could be converted into U.S. dollars at that or any other rate.

	Year Ended December 31,
	2009 USD	2009 EUR	2008 EUR	2007(2) EUR	2006(2) EUR	2005 EUR
	(in millions, except per share amounts)
INCOME STATEMENT DATA
Revenues	27,211	19,938	19,024	18,943	19,215	18,345
Operating profit	1,286	942	904	937	947	900
Profit before taxes and discontinued operations	1,010	740	702	605	671	603
Net profit from continuing operations	699	512	485	401	426	380
Net profit	710	520	479	425	361	370
Net profit attributable to equity holders of the Group	702	514	467	410	352	365
Cash dividends paid(1)	202	148	143	131	113	105
Basic earnings per share	7.04	5.16	4.70	4.20	3.71	3.89
Diluted earnings per share	6.93	5.08	4.59	4.04	3.55	3.71

	Nine Month Period Ended September 30,
	2010 USD	2010 EUR	2009 EUR
	(in millions, except per share amounts)
INCOME STATEMENT DATA
Revenues	21,300	15,607	15,065
Operating profit	979	717	719
Profit before taxes and discontinued operations	771	565	568
Net profit from continuing operations	527	386	376
Net profit	525	385	384
Net profit attributable to equity holders of the Group	524	384	380
Cash dividends paid(1)	218	160	147
Basic earnings per share	5.24	3.84	3.81
Diluted earnings per share	5.19	3.80	3.75

	Year Ended December 31,
	2009 USD	2009 EUR	2008 EUR	2007 EUR	2006 EUR	2005 EUR
	(in millions)
BALANCE SHEET DATA
Current assets	3,301	2,419	2,403	2,197	2,422	2,813
Total assets	13,304	9,748	9,700	8,822	9,295	10,254
Short-term borrowings	86	63	152	41	102	—
Long-term debt	2,599	1,904	1,766	1,912	2,170	2,546
Long-term obligations under finance lease	878	643	643	596	602	654
Share capital	68	50	50	50	48	47
Non-controlling interests	23	17	52	49	36	30
Shareholders’ equity	5,994	4,392	4,143	3,627	3,525	3,566

	Nine Month Period Ended September 30,
	2010 USD	2010 EUR	2009 EUR
	(in millions)
BALANCE SHEET DATA
Current assets	3,901	2,858	2,442
Total assets	14,359	10,521	9,595
Short-term borrowings	121	89	208
Long-term debt	2,661	1,950	1,884
Long-term obligations under finance lease	910	667	624
Share capital	68	50	50
Non-controlling interests	1	1	16
Shareholders’ equity	6,555	4,803	4,196

	Year Ended December 31,
	2009 USD	2009 EUR	2008 EUR	2007 EUR	2006 EUR	2005 EUR
	(in millions, except store count and per share amounts)
OTHER DATA
Store count at period end	N/A	2,732	2,673	2,545	2,705	2,636
Weighted average number of shares outstanding at period end	N/A	99.8	99.4	97.7	94.9	93.9
Net cash provided by operating activities	1,605	1,176	927	932	910	902
Net cash (used in) investing activities (3)	(757)	(555)	(758)	(630)	(721)	(742)
Net cash (used in) financing activities (3)	(677)	(496)	(105)	(333)	(638)	(84)
Capital expenditures	710	520	714	729	700	636

	Nine Month Period Ended September 30,
	2010 USD	2010 EUR	2009 EUR
	(in millions, except store count and per share amounts)
OTHER DATA
Store count at period end	N/A	2,760	2,697
Weighted average number of shares outstanding at period end	N/A	100.2	99.8
Net cash provided by operating activities	1,344	985	778
Net cash (used in) investing activities (3)	(592)	(434)	(350)
Net cash (used in) financing activities (3)	(336)	(246)	(337)
Capital expenditures	576	422	328

(1)	We usually pay dividends once a year after our annual shareholders’ meeting following the fiscal year with respect to which the dividend relates. Dividends per share represent the dividend for the indicated fiscal year, which is approved at the shareholders’ meeting held the following year. Cash dividends paid represent the amount of dividend effectively paid during the indicated year.
(2)	Adjusted for reclassification of German operations to discontinued operations.
(3)	Reclassification of cash flows resulting from the acquisition of non-controlling interests from “Investing” to “Financing” due to a change in IFRS

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	20010 EUR	2009 EUR	2009 EUR	2008 EUR	2007 EUR	2006 EUR	2005 EUR
Other Data

Consolidated Ratio of Earnings to Fixed Charges(1)	3.46x	3.55x	3.51x	3.41x	2.81x	2.79x	2.53x

(1)	See Exhibit 12.1 for the calculation of the ratio of earnings to fixed charges.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On October 8, 2010, we completed our private offer to exchange any and all of the outstanding 9.00% Debentures due 2031 and 8.05% Notes due 2027 issued by our wholly-owned subsidiary Delhaize America, which we refer to collectively as the Delhaize America securities, that were held by eligible holders in a private placement for new 5.70% Notes due 2040 issued by Delhaize Group, which we refer to as the original notes, plus accrued and unpaid interest in cash on such tendered Delhaize America securities and cash in lieu of fractional portions of original notes. In this private exchange offer, we placed $827,163,000 aggregate principal amount of the original notes in a transaction exempt from registration under the Securities Act of 1933, as amended. Because they were issued pursuant to exemptions from registration, the original notes are subject to transfer restrictions.

In connection with the issuance of the original notes, we agreed with the dealer managers in the private offering of the original notes that we would:

•	file with the Commission a registration statement relating to a registered exchange offer for the original notes within 180 days of the issue date of the original notes;

•	use our reasonable best efforts to cause the registration statement to become effective under the Securities Act no later than 270 days after the issue date of the original notes; and

•	use our reasonable best efforts to complete the exchange offer no later than 300 days after the issue date of the original notes.

Our failure to comply with these agreements within certain time periods would result in additional interest being due on the original notes. A copy of the registration rights agreement with the initial purchasers has been filed as an exhibit to the registration statement of which this prospectus is a part.

Based on existing interpretations of the Securities Act by the staff of the Commission described in several no-action letters to third parties, and subject to the following sentence, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers who purchased the original notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, or our affiliates, without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of the original notes who is an affiliate of ours, who is not acquiring the exchange notes in the ordinary course of such holder’s business or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the interpretations by the staff of the SEC described in the above-mentioned no-action letters;

•	will not be able to tender the original notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the original notes unless the sale or transfer is made under an exemption from these requirements.

We do not intend to seek our own no-action letter, and there is no assurance that the staff of the Commission would make a similar determination regarding the exchange notes as it has in these no-action letters to third parties.

As a result of the effectiveness of the registration statement of which this prospectus is a part, we will not be required to pay an increased interest rate on the original notes unless we either fail to timely consummate the exchange offer or fail to maintain the effectiveness of the registration statement to the extent we agreed to do so. Following the closing of the exchange offer, holders of the original notes not tendered will not have any further registration rights except in limited circumstances requiring the filing of a shelf registration statement, and the original notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the original notes will be adversely affected.

Terms of the Exchange Offer

Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all original notes properly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. After authentication of the exchange notes by the trustee or an authenticating agent, we will issue minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof principal amount of exchange notes in exchange for each like principal amount of the original notes accepted in the exchange offer.

By tendering the original notes for exchange notes in the exchange offer and signing or agreeing to be bound by the letter of transmittal, a tendering holder of original notes:

•

irrevocably sells, assigns and transfers to or upon the order of us or our nominees, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, all original notes tendered thereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against us or any fiduciary, trustee, fiscal agent or other person connected with the original notes arising under, from or in connection with such original notes,

•

represents and warrants that, among other things, the original notes being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and acknowledges that we will acquire good, indefeasible and unencumbered title to such original notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the same are accepted by us,

•

represents that (i) if the tendering holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of exchange notes, and (ii) if the tendering holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes, the original notes to be exchanged for the exchange notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes pursuant to the Exchange Offer (however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act), and

•

constitutes the irrevocable appointment of the exchange agent as its attorney and agent, and an irrevocable instruction to such attorney and agent to complete and execute all or any form(s) of transfer and other document(s) at the discretion of such attorney and agent in relation to the original notes tendered hereby in favor of us or such other person or persons as we may direct and to deliver such form(s) of transfer and other document(s) in the attorney’s and/or agent’s discretion and the certificate(s) and other document(s) of title relating to such original notes’ registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Exchange Offer, and to vest in us or our nominees such original notes.

Broker-dealers that are receiving exchange notes for their own account must have acquired the original notes as a result of market-making or other trading activities in order to participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be admitting that it is an “underwriter” within the meaning of the Securities Act. If required by applicable securities laws, we will, upon written request, make this prospectus available to any broker-dealer for use in connection with a resale of exchange notes. See “Plan of Distribution.”

The exchange notes and the original notes will be issued under and entitled to the benefits of the same indenture. The form and terms of the exchange notes are identical in all material respects to the form and terms of the original notes except that:

•	the exchange notes will be issued in a transaction registered under the Securities Act;

•	the exchange notes will not be subject to transfer restrictions; and

•	provisions providing for an increase in the interest rate on the original notes will be eliminated after completion of the exchange offer.

As of the date of this prospectus, $827,163,000 million aggregate principal amount of the original notes was outstanding. In connection with the issuance of the original notes, we arranged for the original notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC. See “Book-Entry, Form, Clearance and Settlement.”

We intend to conduct the exchange offer in accordance with the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable. Rule 14e-1 describes unlawful tender offer practices under the Exchange Act. This rule requires us, among other things:

•	to hold our exchange offer open for at least 20 business days;

•	to give at least ten business days notice of any material change in the terms of this offer; and

•	to issue a press release in the event of an extension of the exchange offer.

The exchange offer is not conditioned upon any minimum aggregate principal amount of the original notes being tendered, and holders of the original notes do not have any appraisal or dissenters’ rights under Belgian law or under the indenture in connection with the exchange offer. We shall be considered to have accepted the original notes tendered according to the procedures in this prospectus when, as and if we have given oral (promptly confirmed in writing) or written notice of acceptance to the exchange agent. See “—Exchange Agent”. The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from us and delivering exchange notes to those holders.

If any tendered original notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, holder’s interest in such notes will be transferred into the holder’s account at DTC according to the procedures described below, as promptly as practicable after the expiration date.

Holders who tender original notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes related to the exchange of the original notes in the exchange offer. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See “—Solicitation of Tenders; Fees and Expenses.”

Neither we nor our board of directors makes any recommendation to holders of original notes as to whether to tender or refrain from tendering all or any portion of their original notes in the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of the original notes must make their own decision whether to tender in the exchange offer and, if so, the amount of the original notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

Expiration Date; Extension; Amendments

The term “expiration date” shall mean 5:00 p.m., New York City time, on             , 2011, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” shall mean the latest date and time to which the exchange offer is extended.

We expressly reserve the right, in our sole discretion:

•

to delay acceptance of any original notes or to terminate the exchange offer and to refuse to accept original notes not previously accepted, if any of the conditions described under “—Conditions to the Exchange Offer” shall have occurred and shall not have been waived by us;

•	to extend the expiration date of the exchange offer;

•	to amend the terms of the exchange offer in any manner;

•	to purchase or make offers for any original notes that remain outstanding subsequent to the expiration date; and

•	to the extent permitted by applicable law, to purchase original notes in the open market, in privately negotiated transactions or otherwise.

The terms of the purchases or offers described in the fourth and fifth clauses above may differ from the terms of the exchange offer.

Any delay in acceptance, termination, extension or amendment of the exchange offer will be followed as promptly as practicable by oral or written notice to the exchange agent and by making a public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the amendment.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, termination, extension or amendment of the exchange offer, we shall have no obligation to publish, advise or otherwise communicate any public announcement, other than by making a timely release to any news agency customarily used by us for public announcements.

You are advised that we may extend the exchange offer because some of the holders of the original notes do not tender on a timely basis. In order to give these noteholders the ability to participate in the exchange and to avoid the significant reduction in liquidity associated with holding an unexchanged note, we may elect to extend the exchange offer.

Interest on the Exchange Notes

The exchange notes will bear interest from October 8, 2010 or the most recent date on which interest was paid or provided for on the original notes surrendered for the exchange notes. Interest on the exchange notes will be payable semi-annually on each April 1 and October 1, commencing on April 1, 2011. Accordingly, holders of original notes that are accepted for exchange will not receive interest that is accrued but unpaid on the original notes at the time of tender.

Procedures for Tendering

If you hold original notes and wish to have those notes exchanged for exchange notes, you must validly tender (or cause the valid tender of) your original notes using the procedures described in this prospectus.

The procedures by which you may tender or cause to be tendered original notes will depend upon the manner in which you hold the original notes, as described below.

How to Tender if You Are a Beneficial Owner of Original Notes Held through a Nominee

If you beneficially own original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender these original notes, you should contact the registered holder promptly and instruct it to tender on your behalf.

Tender of Original Notes with DTC

Pursuant to authority granted by The Depository Trust Company (“DTC”) if you are a DTC participant that has original notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your original notes as if you were the record holder. Accordingly, references herein to record holders include DTC participants with original notes credited to their accounts. Promptly after the date of this prospectus, an account will be established with respect to the original notes at DTC for purposes of the Exchange Offer.

Any participant in DTC, including the respective depositants for Euroclear and Clearstream, may tender original notes by effecting a book-entry transfer of the original notes to be tendered in the Exchange Offer into the account at DTC established for purposes of the Exchange Offer and either:

•	electronically transmitting its acceptance of the Exchange Offer through DTC’s Automated Tender Offer Program (“ATOP”) procedures for transfer, or

•

completing and signing the letter of transmittal according to the instructions and delivering it, together with any signature guarantees and other required documents, to the exchange agent at its address on the back cover page of this prospectus, in either case before the Exchange Offer expires.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the account at DTC established for purposes of the Exchange Offer and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering original notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the expiration date.

The letter of transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of book-entry transfer) an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent, prior to the expiration date at one of its addresses set forth on the back cover page of this prospectus. Delivery of such documents to DTC does not constitute delivery to the exchange agent.

Signatures and Signature Guarantees

You must have signatures on a letter of transmittal or a notice of withdrawal described below guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

Signatures on the letter of transmittal need not be guaranteed if:

•

The letter of transmittal is signed by a participant in DTC whose name appears on a security position listing as the owner of the original notes and the holder(s) has not completed the box entitled “Special Return Instructions” on the letter of transmittal; or

•

the original notes are tendered for the account of a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or is a commercial bank or trust company having an office in the United States, each, an “eligible institution.” See Instruction 4 in the letter of transmittal.

Determinations Under the Exchange Offer

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered original notes and withdrawal of tendered original notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notices not properly tendered or any original notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of original notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of original notes will not be deemed made until such defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of original notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of original notes in the exchange offer:

•	a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below before 5:00 p.m., New York City time, on the expiration date; or

•	you must comply with the appropriate procedures of ATOP.

Any notice of withdrawal must:

•	specify the name of the person having deposited the original notes to be withdrawn;

•	the name and number of the account at the depositary to be credited;

•

be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the original notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the original notes to register the transfer of the original notes into the name of the person withdrawing the tender; and

•	specify the name in which any of these original notes are to be registered, if different from that of the person who deposited the original notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any original notes so withdrawn will be judged not to have been tendered according to the procedures in this prospectus for purposes of the exchange offer, and no exchange notes will be issued in exchange for those original notes unless the original notes so withdrawn are validly retendered. Any original notes that have been tendered but are not accepted for exchange will be transferred into the holder’s account at DTC according to the procedures described above. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described above under “—Procedures for tendering” at any time before the Expiration Date.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any original notes, and we may terminate the exchange offer as provided in this prospectus before accepting any original notes for exchange if in our reasonable judgment:

•

the exchange notes to be received will not be tradeable by the holder, without restriction under the Securities Act, the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	the exchange offer, or the making of any exchange by a holder of original notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the original notes of any holder that has not made to us:

•	proper tender of such original notes in accordance with the requirements set forth in this prospectus and in the letter of transmittal;

•	the representations described under “Terms of the Exchange Offer;” and

•

such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any original notes by giving oral or written notice of such extension to their holders. During any such extensions, all original notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any original notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the original notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any original notes tendered, and will not issue exchange notes in exchange for any such original notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Exchange Agent

The Bank of New York Mellon, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. Requests for assistance with respect to the procedures for tendering and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent. You should send letters of transmittal and any other required documents to the exchange agent addressed as follows:

For Delivery by Mail, Hand or Overnight Delivery:

The Bank of New York Mellon

One Canada Square

London E14 5AL

United Kingdom

Attention: Les Cummings

For Facsimile Transmission

(for eligible institutions only):

+ 44 207 964 2536

Attention: Les Cummings

To Confirm by Telephone or for Information Call:

+ 44 207 964 4958

Delivery of the letter of transmittal to an address other than as listed above or transmission of the letter of transmittal via facsimile other than as described above does not constitute a valid delivery of the letter of transmittal.

Solicitation of Tenders; Fees and Expenses

We will bear the expenses of soliciting the requesting holders of original notes to determine if such holders wish to tender those notes for exchange notes. The principal solicitation under the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph, telephone or telecopier.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the original notes and in handling or forwarding tenders for exchange.

We will also pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.

You will not be obligated to pay any transfer tax in connection with the exchange, except if you instruct us to register exchange notes in the name of, or request that notes not tendered or not accepted in the exchange offer be returned to, a person other than you, in which event you will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the original notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the closing of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

Participation in the Exchange Offer; Untendered Original Notes

Participation in the exchange offer is voluntary. Holders of original notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

As a result of the making of, and upon acceptance for exchange of all of the original notes tendered under the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. Holders of original notes who do not tender in the exchange offer will continue to hold their original notes and will be entitled to all the rights, and subject to the limitations, applicable to the original notes under the indenture. Holders of original notes will no longer be entitled to any rights under the registration rights agreement that by their terms terminate or cease to have further effect as a result of the making of this exchange offer. See “Description of the Exchange Notes.” All untendered original notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent the original notes are tendered and accepted, there will be fewer original notes remaining following the exchange, which could significantly reduce the liquidity of the untendered notes.

We may in the future seek to acquire our untendered original notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. We intend to make any acquisitions of the original notes following the applicable requirements of the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any original notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any original notes that are not tendered in the exchange offer, except in those circumstances in which we may be obligated to file a shelf registration statement.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

The following discussion summarizes selected provisions of certain other indebtedness of Delhaize Group. The provisions of the agreements governing such indebtedness are complicated and not easily summarized. This summary is not complete and may not contain all of the information about these agreements that is important to you.

Financing Arrangements of Delhaize Group SA/NV

$300 million 5.875% senior notes due 2014

Delhaize Group’s 5.875% senior notes due 2014 represented by certificated depositary interests (the “5.875% Notes”) were issued pursuant to Delhaize Group’s Indenture, dated as of February 2, 2009 (as supplemented, the “2009 Indenture”). The terms of the 5.875% Notes are those stated in the 2009 Indenture and those made part of the 2009 Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary of the 2009 Indenture and 5.875% Notes is qualified in its entirety by reference to the actual 2009 Indenture (including supplements) filed with the SEC as Exhibits 4.5 and 4.6 to Delhaize Group’s Report on Form 6-K, filed on February 6, 2009, which are incorporated by reference into this prospectus.

The 5.875% Notes were issued in an original aggregate principal amount of $300 million, all of which remained outstanding as of September 30, 2010. Interest on the 5.875% Notes is payable semi-annually in arrears on each February 1 and August 1. The 5.875% Notes will mature on February 1, 2014. The 5.875% Notes are unsecured and rank pari passu with all of Delhaize Group’s other unsecured and unsubordinated indebtedness. The 5.875% Notes are obligations of Delhaize Group and are guaranteed pursuant to the Cross Guarantee Agreement by Delhaize America and the other subsidiaries of Delhaize Group party thereto. The 2009 Indenture, among other things, limits the ability of Delhaize Group and its subsidiaries to create liens and enter into sale-leaseback transactions. The 5.875% Notes are redeemable, at our option, in whole or in part at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the 5.875% Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal, interest and liquidated damages, if any, on the 5.875% Notes being redeemed (exclusive of interest accrued and unpaid to the redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the 2009 Indenture) plus 50 basis points as determined by a Reference Treasury Dealer (as defined in the 2009 Indenture), plus accrued and unpaid interest and liquidated damages, if any, on the 5.875% Notes being redeemed at the redemption date.

Events of default under the 2009 Indenture include:

•	a default for 30 days in any payment of interest on any debt security of such series issued under the indenture when due and payable;

•	failure to pay the principal of any note issued under such indenture as and when the same shall become due and payable upon maturity, upon redemption or repurchase or otherwise;

•

the failure by any Cross Guarantor (as defined under the heading “Description of Guarantees”) to perform any covenant set forth in the Cross Guarantee Agreement applicable to such Cross Guarantor or the repudiation by any Cross Guarantor of its obligations under its Cross Guarantee Agreement other than in compliance with the terms thereof, in each case for 30 days after Delhaize Group receives written notice from the trustee under such indenture, or the Cross Guarantee Agreement fails to be in full force and effect for any reason;

•

the failure by Delhaize Group for 30 days after it receives written notice from the trustee under such indenture to comply with any one or more of its obligations under such notes issued under such indenture (other than any obligation for the payment of any interest, principal or any other amount in respect of such notes issued under such indenture)

•

default by Delhaize Group or any material subsidiary (as defined in such indenture) in the due payment of any other indebtedness having a minimum aggregate amount of 2% of Delhaize Group’s consolidated capitalization (or its equivalent in any other freely convertible currency or currencies) of

Delhaize Group or any material subsidiary or assumed by or guaranteed by Delhaize Group or any material subsidiary, and, provided, that any such default has not been cured within the period of grace contractually agreed upon or subsequently agreed to for such payment, or in the event that any such indebtedness shall have become repayable before the due date thereof as a result of acceleration of maturity by reason of the occurrence of any event of default thereunder, unless in any such case such indebtedness is contested in good faith; provided, that if any such default is cured or waived or any such acceleration rescinded, or such indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such event of default and any consequential acceleration of the debt securities shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

•

if a court shall enter a decree or order for relief in respect of Delhaize Group or any material subsidiary in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect (including the Belgian Bankruptcy Law of 8 August 1997 and the Belgian Law of 17 July 1997 on judicial composition (concordat judiciaire/gerechtelijk akoord)), or appointing a receiver, liquidator, sequestrator (or other similar official) of Delhaize Group or any material subsidiary or for any substantial part of any of their property, or ordering the winding up or liquidation of their affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

•

if Delhaize Group or any material subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (including the Belgian Bankruptcy Law of 8 August 1997 and the Belgian Law of 17 July 1997 on judicial composition (concordat judiciaire/gerechtelijk akoord)), or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, sequestrator (or other similar official) of Delhaize Group or any material subsidiary or for any substantial part of any of their property, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing; or

•	any other event of default provided with respect to debt securities of such series and described in the applicable prospectus supplement.

€500 million 5.625% senior notes due 2014

Delhaize Group’s 5.625% notes due 2014 (the “5.625% Notes”) were issued pursuant to Delhaize Group’s Indenture, dated as of June 27, 2007 (the “5.625% Notes Indenture”). This summary of the 5.625% Notes Indenture and 5.625% Notes is qualified in its entirety by reference to the actual 5.625% Notes Indenture filed with the SEC as Exhibit 2.12 to Delhaize Group’s Annual Report on Form 20-F filed June 29, 2007, which is incorporated by reference into this prospectus.

The 5.625% Notes were issued in an original aggregate principal amount of €500 million, all of which remained outstanding as of September 30, 2010. Interest on the 5.625% Notes is payable annually in arrears on each June 27. The 5.625% Notes will mature on June 27, 2014. The 5.625% Notes are unsecured and rank pari passu with all of Delhaize Group’s other unsecured and unsubordinated indebtedness. The 5.625% Notes are obligations of Delhaize Group and are guaranteed pursuant to the Cross Guarantee Agreement by Delhaize US Holding, Inc., Delhaize America and substantially all of the subsidiaries of Delhaize America. The 5.625% Notes are listed on the Official List of the Luxembourg Stock Exchange. The 5.625% Notes Indenture, among other things, limits the ability of Delhaize Group and its subsidiaries to create liens and enter into sale-leaseback transactions. The 5.625% Notes are redeemable, at our option, in whole or in part at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the 5.625% Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest and liquidated damages, if any, on the 5.625% Notes being redeemed (exclusive of interest accrued and unpaid to the redemption date) discounted to the redemption date, on an annual basis (based on the actual number of days elapsed) at the Bund Rate (as defined in the 5.625% Notes Indenture) plus 15 basis points, as determined by the Reference German Bund Dealer (as defined in the 5.625% Notes Indenture), plus accrued and unpaid interest and liquidated damages, if any, on the 5.625% Notes being redeemed at the redemption date.

$450 million 6.50% senior notes due 2017

Delhaize Group’s 6.50% notes due 2017 represented by certificated depositary interests (the “6.50% Notes”) were issued pursuant to Delhaize Group’s Indenture, dated as of June 27, 2007 (the “6.50% Notes Indenture”). The terms of the 6.50% Notes are those stated in the 6.50% Notes Indenture and those made part of the 6.50% Notes Indenture by reference to the Trust Indenture Act. This summary of the 6.50% Notes Indenture and 6.50% Notes is qualified in its entirety by reference to the actual 6.50% Notes Indenture filed with the SEC as Exhibit 2.11 to Delhaize Group’s Annual Report on Form 20-F filed June 29, 2007, which is incorporated by reference into this prospectus.

The 6.50% Notes were issued in an original aggregate principal amount of $450 million, all of which remained outstanding as of September 30, 2010. Interest on the 6.50% Notes is payable semi-annually in arrears on each June 15 and December 15. The 6.50% Notes will mature on June 15, 2017. The 6.50% Notes are unsecured and rank pari passu with all of Delhaize Group’s other unsecured and unsubordinated indebtedness. The 6.50% Notes are obligations of Delhaize Group and are guaranteed pursuant to the Cross Guarantee Agreement by Delhaize US Holding, Inc., Delhaize America and substantially all of the subsidiaries of Delhaize America. The 6.50% Notes Indenture, among other things, limits the ability of Delhaize Group and its subsidiaries to create liens and enter into sale-leaseback transactions. The 6.50% Notes are redeemable, at our option, in whole or in part at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the 6.50% Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal, interest and liquidated damages, if any, on the 6.50% Notes being redeemed (exclusive of interest accrued and unpaid to the redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the 6.50% Notes Indenture) plus 25 basis points as determined by a Reference Treasury Dealer (as defined in the 6.50% Notes Indenture), plus accrued and unpaid interest and liquidated damages, if any, on the 6.50% Notes being redeemed at the redemption date.

Events of default for 5.625% Notes and 6.50% Notes

With respect to the 5.625% Notes and the 6.50% Notes in respect to the indenture governing such notes, each of the following is an event of default:

•	a default for 30 days in any payment of interest on any note issued under such indenture when due and payable;

•	failure to pay the principal of any note issued under such indenture as and when the same shall become due and payable upon maturity, upon redemption or repurchase or otherwise;

•	the failure by Delhaize Group to comply with the change of control provisions of such indenture;

•

the failure by any Cross Guarantor (as defined under the heading “Description of Guarantees”) to perform any covenant set forth in the Cross Guarantee Agreement applicable to such Cross Guarantor or the repudiation by any Cross Guarantor of its obligations under its Cross Guarantee Agreement other than in compliance with the terms thereof, in each case for 30 days after Delhaize Group receives written notice from the trustee under such indenture, or the Cross Guarantee Agreement fails to be in full force and effect for any reason;

•

the failure by Delhaize Group for 30 days after it receives written notice from the trustee under such indenture to comply with any one or more of its obligations under such notes issued under such indenture (other than any obligation for the payment of any interest, principal or any other amount in respect of such notes issued under such indenture or to comply with the change of control provisions of such indenture);

•	default by Delhaize Group or any material subsidiary (as defined in such indenture) in the due payment of any other indebtedness having a minimum aggregate amount of 2% of Delhaize Group’s consolidated capitalization (or its equivalent in any other freely convertible currency or currencies) of Delhaize Group or any material subsidiary or assumed by or guaranteed by Delhaize Group or any material subsidiary, and provided that any such default has not been cured within the period of grace contractually agreed upon or subsequently agreed to for such payment, or in the event that any such indebtedness shall have become repayable before the due date thereof as a result of acceleration of maturity by reason of the occurrence of any event of default thereunder, unless in any such case such indebtedness is contested in good faith; provided, that if any such default is cured or waived or any such acceleration rescinded, or such indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such event of default and any consequential acceleration of the notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; and

•	certain events of bankruptcy, insolvency or reorganization of Delhaize Group.

€500 million multicurrency treasury notes program

On June 1, 2005, Delhaize Group together with Delhaize The Lion Coordination Center SA/NV issued treasury notes, with undetermined maturity, under a general program the aggregate nominal value of which cannot exceed €500,000,000 (the “Treasury Notes”). As of September 30, 2010, there are no Treasury Notes outstanding.

The Treasury Notes, among other things, limit Delhaize Group’s ability and that of Delhaize The Lion Coordination Center SA/NV and any of its subsidiaries to create liens and guarantee the indebtedness of Delhaize Group or Delhaize The Lion Coordination Center SA/NV. Events of default under the Treasury Notes include, among others, with respect to any Treasury Note:

•	failure to pay any amount under the Treasury Notes, as and when the same shall become due and payable and continuance of such default for a period of 15 business days;

•

failure to perform any other of the covenants or agreements of Delhaize Group or Delhaize The Lion Coordination Center SA/NV under the Treasury Notes continued for a period of 20 business days after the date of written notice of such failure;

•

default, under instruments evidencing or under which Delhaize Group or Delhaize The Lion Coordination Center SA/NV has outstanding at the date of such default, in the payment of an aggregate principal amount of indebtedness in excess of €13,000,000 (or its equivalent in any other freely convertible currency or currencies) shall occur and be continuing, subject to remedy of such defaults under such instruments; and

•	certain events of bankruptcy, insolvency or reorganization of Delhaize Group or any of its material subsidiaries (as defined therein).

Delhaize Group SA/NV ISDA Agreements

On August 6, 2007 Delhaize Group entered into an ISDA and CSA agreement with Merrill Lynch & Co., Inc. In 2009 Delhaize Group entered into an ISDA and CSA agreement with KBC Bank NV, Fortis, ING, JP Morgan, Société Générale and Bank of America. The obligations under these agreements are also covered by the Cross Guarantee Agreement.

Delhaize Group SA/NV Cross Currency Interest Rate Swaps

Delhaize Group entered in 2009 into a cross currency interest rate swap to cover the foreign currency exposure of Delhaize Group. The agreement involves an exchange of the principal amount ($300 million for EUR 228 million) and interest payments (both fixed). As this transaction qualifies for hedge accounting in accordance with IAS 39, they are documented accordingly, and reflected in the financial statements of Delhaize Group as cash flow hedges.

European and Asian Committed Credit Facilities

Delhaize Group’s committed credit facilities agreements are revolving credit facilities (ranging from €25 million to €100 million) for an overall amount of approximately €251 million entered into with major banks active on the Belgian market (Fortis Bank, Dexia Bank, ING Belgium and KBC) and governed by these banks’ respective general terms and conditions. Delhaize Group had €0 million in outstanding borrowings and €1 million letters of credit under these credit facilities as of September 30, 2010.

European and Asian Entities’ Uncommitted Credit Facilities

Delhaize Group’s European and Asian entities together have uncommitted credit facilities agreements with major banks active on the Belgian and Greece market for an overall amount of circa €191 million and are governed by these banks’ respective general terms and conditions. In Europe and Asia, Delhaize Group had €87 million in outstanding borrowings under these credit facilities as of September 30, 2010.

Financing Arrangements of Delhaize America

Delhaize America Credit Agreement

Delhaize America has a $500 million three-year unsecured revolving second amended and restated credit agreement, dated as of December 1, 2009 (the “Delhaize America Credit Agreement”), by and among Delhaize America, as borrower, Delhaize Group, Delhaize US Holding, Inc., and Delhaize America’s subsidiaries party thereto, as guarantors, the lenders signatory thereto, JPMorgan Chase Bank N.A., as administrative agent, issuing bank and swingline lender, and Bank of America, N.A. and Fortis Capital Corp., as syndication agents, issuing banks and swingline lenders. Delhaize America had outstanding borrowings of $0 million and no letter of credit exposure under this credit facility as of September 30, 2010. This summary of the Delhaize America Credit Agreement is qualified in its entirety by reference to the actual Delhaize America Credit Agreement filed with the SEC as Exhibit 99.1 to Delhaize Group’s Report on Form 6-K filed on December 4, 2009 (second of two reports), and Amendment dated as of March 11, 2010 as Exhibit 4.10 to Delhaize Group’s Annual Report on Form 20-F filed on June 28, 2010, which is incorporated by reference into this prospectus.

The Delhaize America Credit Agreement provides for a $500 million three-year unsecured revolving credit facility, with a $100 million sublimit for the issuance of letters of credit, and a $35 million sublimit for swingline loans. At the election of Delhaize America, and subject to certain terms and conditions, the aggregate maximum principal amount available under the Delhaize America Credit Agreement may be increased to an aggregate amount not exceeding $650 million. The Delhaize America Credit Agreement will mature on December 1, 2012. Funds are available under the Delhaize America Credit Agreement for general corporate purposes, including as credit support for any commercial paper programs of Delhaize America, Delhaize Group or any subsidiary of Delhaize Group. Subject to certain conditions stated in the Delhaize America Credit Agreement, Delhaize America may borrow, prepay and re-borrow amounts under the Delhaize America Credit Agreement at any time during the term of the Delhaize America Credit Agreement.

At Delhaize America’s election, borrowings under the Delhaize America Credit Agreement will bear interest either at the London interbank offered rate (“LIBOR”) plus an applicable margin or at the base rate plus applicable margin. The base rate is a fluctuating rate equal to the highest of (a) JPMorgan Chase Bank, N.A.’s publicly announced prime lending rate on such day, (b) the Federal funds effective rate in effect on such day plus 0.50% and (c) the one-month LIBOR for deposits in Dollars on such day plus 1%. The Delhaize America

Credit Agreement provides that the interest rate margin over LIBOR and the base rate, initially set at 2.625% and 1.625%, respectively, will increase (by a maximum amount of 0.625%) or decrease (by a maximum amount of 0.25%) based on changes in the ratings of Delhaize America’s senior, unsecured long-term debt securities.

In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the Delhaize America Credit Agreement and relevant letters of credit fees, Delhaize America is required to pay an annual facility fee, initially equal to 0.625% of the amount of the lenders’ aggregate commitments under the Delhaize America Credit Agreement, whether used or unused. The Delhaize America Credit Agreement provides that the facility fee will increase or decrease based on changes in the ratings of Delhaize America’s senior, unsecured long-term debt securities.

Delhaize America’s ability to borrow under the Delhaize America Credit Agreement is subject to compliance by Delhaize America and Delhaize Group with the covenants and conditions set forth in the Delhaize America Credit Agreement. The Delhaize America Credit Agreement contains customary representations, warranties and covenants, including two financial covenants applicable to Delhaize Group: (i) a maximum ratio of consolidated adjusted debt to consolidated EBITDAR (as such terms are specified in the Delhaize America Credit Agreement), which must not exceed 3.50 to 1.00, and (ii) a minimum ratio of consolidated EBITDAR to consolidated fixed charges (as such terms are specified in the Delhaize America Credit Agreement), which must not exceed 2.75 to 1.00.

The Delhaize America Credit Agreement also contains customary events of default, including failure to perform or observe terms, covenants or agreements included in the Delhaize America Credit Agreement; default by Delhaize Group or its subsidiaries under other indebtedness with a principal amount in excess of €40 million; the occurrence of one or more judgments or orders for the payment by Delhaize Group or its subsidiaries of money in excess of €40 million that remain unsatisfied; failure of Delhaize Group or a subsidiary to pay its debts as they come due, or any bankruptcy of Delhaize Group or a subsidiary; invalidity of Credit Agreement documentation; or a change in control (as specified in the Delhaize America Credit Agreement) of Delhaize Group. If an event of default occurs the lenders may, among other things, terminate their commitments and declare all outstanding borrowings to be immediately due and payable together with accrued interest and fees.

Delhaize America Uncommitted Credit Facilities

Delhaize America has uncommitted credit facility agreements for an overall amount of approximately $130 million. Delhaize America had no outstanding borrowings and $20 million letters of credit outstanding under these credit facilities as of September 30, 2010.

Delhaize America 2011 Notes and 2031 Debentures Issued Under Its 2001 Indenture

Delhaize America’s 8.125% notes due 2011 (the “2011 Notes”) and 9.000% debentures due 2031 (the “2031 Debentures” and collectively with the 2011 Notes, the “2001 Indenture Securities” and individually, a “2001 Indenture Security”) were issued pursuant to Delhaize America’s Indenture, dated as of April 15, 2001 (as supplemented, the “2001 Indenture”). The terms of the 2011 Notes and the 2031 Debentures are those stated in the 2001 Indenture and those made part of the 2001 Indenture by reference to the Trust Indenture Act. This summary of the 2001 Indenture, 2011 Notes and 2031 Debenture is qualified in its entirety by reference to the actual 2001 Indenture (including supplements) filed with the SEC as Exhibits 10.1 and 10.2 to Delhaize America’s Amendment No. 1 to Current Report on Form 8-K filed April 26, 2001, Exhibit 4(e) to Delhaize America’s Registration Statement on Form S-4 filed September 17, 2001, Exhibit 4(f) to Delhaize America’s Amendment No. 2 to Registration Statement on Form S-4 filed November 15, 2001, Exhibit 4(h) to Delhaize America’s Annual Report on Form 10-K filed April 2, 2004, Exhibit 4 to Delhaize America’s Quarterly Report on Form 10-Q filed May 17, 2005, Exhibit 4(k) to Delhaize America’s Annual Report on Form 10-K filed March 30, 2007, Exhibit 99.5 to Delhaize Group’s Report Form 6-K filed May 29, 2007 (second of three reports), and Exhibit 2.9 to Delhaize Group’s Annual Report on Form 20-F filed June 28, 2010, which are incorporated by reference into this prospectus.

2011 Notes

The 2011 Notes were issued in an original aggregate principal amount of $1.1 billion, $50.4 million of which remained outstanding as of September 30, 2010. Interest on the 2011 Notes is payable semi-annually in arrears on each April 15 and October 15. The 2011 Notes are unsecured and rank pari passu with all of Delhaize America’s other unsecured and unsubordinated indebtedness. The 2011 Notes are obligations of Delhaize America and are guaranteed by Delhaize Group and Delhaize US Holding, Inc. pursuant to the Cross Guarantee Agreement and substantially all of the subsidiaries of Delhaize America pursuant to the 2001 Indenture. The 2011 Notes are redeemable, at our option, in whole or in part at any time, at a redemption price equal to the greater of (1) the principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the securities being redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the 2001 Indenture) plus 40 basis points, plus in each case accrued interest to the redemption date.

2031 Debentures

The 2031 Debentures were issued in an original aggregate principal amount of $900 million, of which $804.6 million remained outstanding as of September 30, 2010. As of the October 8, 2010 closing of the private exchange offer, $271,406,000 remain outstanding. Interest on the 2031 Debentures is payable semi-annually in arrears on each April 15 and October 15. The 2031 Debentures are unsecured and rank pari passu with all of Delhaize America’s other unsecured and unsubordinated indebtedness. The 2031 Debentures are obligations of Delhaize America and are guaranteed by Delhaize Group and Delhaize US Holding, Inc. pursuant to the Cross Guarantee Agreement and substantially all of the subsidiaries of Delhaize America pursuant to the 2001 Indenture. The 2031 Debentures are redeemable, at our option, in whole or in part at any time, at a redemption price equal to the greater of (1) the principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the securities being redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the 2001 Indenture) plus 50 basis points, plus in each case accrued interest to the redemption date.

Certain Other Terms of the 2001 Indenture

The 2001 Indenture, among other things, limits the ability of Delhaize America and its subsidiaries to create liens, enter into sale-leaseback transactions and guarantee the indebtedness of Delhaize Group. Events of default under the 2001 Indenture include, among others, with respect to any 2001 Indenture Security:

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failure to pay any installment of interest on such 2001 Indenture Security, or any additional amounts payable with respect thereto, as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

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failure to pay the principal of or any premium on such 2001 Indenture Security, or any additional amounts payable with respect thereto, as and when the same shall become due and payable upon maturity, upon redemption, by declaration or otherwise;

•	failure to pay or satisfy any mandatory sinking fund installment, as and when the same shall become due and payable by the terms of such 2001 Indenture Security;

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failure to perform any other of the covenants or agreements of Delhaize America or a guarantor under the 2001 Indenture, or 2001 Indenture Guarantor, in the 2001 Indenture, continued for a period of 90 days after the date of written notice of such failure as provided in the 2001 Indenture;

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an event of default under instruments evidencing or under which Delhaize America or a 2001 Indenture Guarantor has outstanding at the date of such event of default an aggregate principal amount of indebtedness in excess of 2% of its respective consolidated capitalization shall occur and be continuing, and such indebtedness shall have been accelerated; or default in the payment of an aggregate principal amount of indebtedness in excess of 2% of its respective consolidated capitalization at the stated maturity thereof; subject to remedy of such defaults under such instruments; and

•	certain events of bankruptcy, insolvency or reorganization of Delhaize America.

Delhaize America 2027 Notes Issued Under Its 1991 Indenture

Delhaize America’s 8.05% Notes due 2027 (the “2027 Notes”) were issued pursuant to its Indenture, dated as of August 15, 1991 (as supplemented, the “1991 Indenture”). The terms of the 2027 Notes are those stated in the 1991 Indenture and those made part of the 1991 Indenture by reference to the Trust Indenture Act. This summary of the 1991 Indenture and 2027 Notes is qualified in its entirety by reference to the actual 1991 Indenture (including supplements) filed with the SEC as Exhibit 4a to Delhaize America’s Annual Report on Form 10-K filed March 27, 1992, Exhibit 10.A to Delhaize America’s Quarterly Report on Form 10-Q filed May 5, 1997, Exhibit 4(b) to Delhaize America’s Quarterly Report on Form 10-Q filed May 18, 2004, Exhibit 4(j) to Delhaize America’s Annual Report on Form 10-K filed March 30, 2007, and Exhibit 99.4 to Delhaize Group’s Report on Form 6-K filed May 29, 2007 (second of three reports), which are incorporated by reference into this prospectus.

The 2027 Notes were issued in an original aggregate principal amount of $150 million of which $126 million remained outstanding as of September 30, 2010. As of the October 8, 2010 closing of the private exchange offer, $70,697,000 remain outstanding. Interest on the 2027 Notes is payable semi-annually, in arrears, on each April 15 and October 15. The 2027 Notes are unsecured and rank pari passu with all of our other unsecured and unsubordinated indebtedness. The 2027 Notes are obligations of Delhaize America and are guaranteed by Delhaize Group, Delhaize US Holding, Inc. and Victory Distributors, Inc. pursuant to the Cross Guarantee Agreement and substantially all of the other subsidiaries of Delhaize America pursuant to the 1991 Indenture. The 1991 Indenture, among other things, limits our ability and that of our subsidiaries to create liens and enter into sale-leaseback transactions. The 2027 Notes are redeemable as a whole or in part, at the option of Delhaize America at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of each such 2027 Note to be redeemed and (ii) the sum of the present values of the remaining scheduled payments thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in each case, accrued interest on the principal amount being redeemed to the date of redemption.

Events of default under the 1991 Indenture include, among others:

•	failure to pay any installment of interest on the 2027 Notes when the same shall become due and payable, and continuance of such default for a period of 30 days;

•	failure to pay the principal of or any premium on the 2027 Notes when the same shall become due and payable upon maturity, upon redemption, by declaration or otherwise;

•	failure to pay or satisfy any mandatory sinking fund installment, as and when the same shall become due and payable by the terms of 2027 Notes;

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failure to perform any other of the covenants or agreements of Delhaize America in the 1991 Indenture, continued for a period of 90 days after the date of written notice of such failure as provided in the 1991 Indenture;

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an event of default under instruments evidencing or under which Delhaize America has outstanding at the date of such event of default an aggregate principal amount of indebtedness in excess of 2% of its respective consolidated capitalization shall occur and be continuing, and such indebtedness shall have been accelerated; or default in the payment of an aggregate principal amount of indebtedness in excess of 2% of its respective consolidated capitalization at the stated maturity thereof; subject to remedy of such defaults under such instruments; and

•	certain events of bankruptcy, insolvency or reorganization of Delhaize America.

Delhaize America ISDA Agreements

Delhaize America’s obligations under a Multicurrency Cross Border Master Agreement dated as of January 5, 2000 entered into with Bank of America N.A. are also guaranteed under the Cross Guarantee Agreement. On August 6, 2007 Delhaize America entered into an ISDA and CSA agreement with Merrill Lynch & Co., Inc., the obligations under which are also covered by the Cross Guarantee Agreement.

Delhaize America Interest Rate Swaps

Delhaize Group uses interest rate swaps to hedge its interest rate risks. Delhaize Group issued €500 million senior notes, with a 5.625% fixed interest rate and a 7 year term in June of 2007. Delhaize America swapped 100% of the proceeds to a Euribor 3m floating rate for the 7 year term. The maturity dates of the interest rate swap arrangements match those of the underlying debt. The spread between fixed and variable rates to be paid or received is accrued as interest rates change in accordance with the swap agreements and recognized over the life of the agreements as an adjustment to interest expense. As these transactions qualify for hedge accounting in accordance with IAS 39, they are documented correspondingly and reflected in the financial statements of Delhaize Group as fair value hedges.

Delhaize America Cross Currency Interest Rate Swaps

Delhaize Group further uses derivative financial instruments, such as cross currency interest rate swaps, to hedge its foreign currency risks. In addition to the interest rate swaps, Delhaize America entered in 2007 into cross currency interest rate swaps in order to cover the foreign currency exposure of Delhaize America. The agreements involve an exchange of the principal amount (€500 million for USD 670.3 million) and interest payments (both variable). Delhaize Group did not apply hedge accounting to this transaction because this swap constitutes a natural hedge with Delhaize America’s underlying €500 million term loan.

DESCRIPTION OF THE EXCHANGE NOTES

Definitions of certain terms used in this “Description of the Exchange Notes” may be found under the heading “—Certain Definitions”. In this description, the references to “Delhaize Group,” “we,” “us” or “our” refer only to Delhaize Group SA/NV (and not to any of its affiliates, including Subsidiaries).

The original notes were, and the exchange notes will be, issued under an indenture (the “Indenture”) dated as of October 8, 2010 by and between Delhaize Group and The Bank of New York Mellon as Trustee (the “Trustee”), a copy of which is filed as Exhibit 4.3 to this Registration Statement. The Indenture contains provisions which define the rights of Holders. In addition, the Indenture governs the obligations of Delhaize Group under the Notes.

On October 8, 2010, we issued $827,163,000 million aggregate principal amount of original notes under the Indenture. The terms of the exchange notes will be identical in all material respects to the original notes, except that the exchange notes will not contain transfer restrictions and holders of exchange notes will no longer have any registration rights or be entitled to any additional interest. Exchange notes will be authenticated and delivered for original notes only in exchange for a like principal amount of original notes. Any original notes that remain outstanding after the consummation of the exchange offer, together with the exchange notes, will be treated as a single class of securities under the Indenture. Accordingly, all references in this description to the “Notes” refer collectively to the original notes and exchange notes, and all references in this description to specified percentages in aggregate principal amount of the Notes then outstanding will be deemed to mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the original notes and exchange notes together then outstanding.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA (as defined below). Upon the effectiveness of this registration statement with respect to the Notes, the Indenture became qualified under the TIA.

The following description is meant to be only a summary of certain provisions of the Indenture and the deposit agreement between our company and The Bank of New York Mellon, as CDI Depositary for the New Notes (the “Deposit Agreement”). It does not restate the terms of the Indenture or the Deposit Agreement in their entirety. You are urged to carefully read the Indenture and the Deposit Agreement as those documents, and not this description, govern your rights as Holders of the Notes.

Overview of the Notes

The Notes will, upon issuance:

•	be senior unsecured obligations of Delhaize Group;

•	rank equally in right of payment with all existing and future senior unsecured Indebtedness of Delhaize Group;

•	be senior in right of payment to all existing and future Subordinated Obligations of Delhaize Group;

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be effectively subordinated to all existing and future secured Indebtedness of Delhaize Group and its Subsidiaries to the extent of the value of the assets securing such Indebtedness (other than to the extent that such assets also secure the Notes on an equal and ratable basis);

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benefit from the Cross Guarantee Agreement among Delhaize Group, Delhaize US Holding, Inc. and Delhaize America, which are Subsidiaries of Delhaize Group, and substantially all of Delhaize America’s Subsidiaries;

•	be effectively subordinated to all existing and future Indebtedness of Subsidiaries of Delhaize Group that are not Cross Guarantors; and

•	not be listed on any stock exchange.

Principal, Maturity and Interest

On October 8, 2010, we issued $827,163,000 million aggregate principal amount of original notes under the Indenture. We will issue up to the same amount of exchange notes, if all of the original notes are exchanged. Exchange notes will be authenticated and delivered for original notes only in exchange for a like principal amount of original notes.

The Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on October 1, 2040. The Notes will bear interest at the rate of 5.70% per year payable semiannually in arrears at the close of business on April 1 and October 1 of each year (each, an “Interest Payment Date”), beginning on April 1, 2011. Interest on CDIs representing interests in the Notes will be paid on the relevant Interest Payment Date to Holders of record on the relevant record date being March 15 and September 15 of each year (each, a “Record Date”). Interest on the Notes represented by CDIs will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such Interest Payment Date.

Delhaize Group will issue Notes represented by CDIs in minimum denominations of $1,000 principal amount and any integral multiple of $1,000 in excess thereof.

Delhaize Group will also pay liquidated damages to Holders of the Notes if the registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied. These liquidated damage provisions are more fully explained under the heading “Original Notes Registration Rights Agreement.”

Indenture May Be Used For Future Issuances

Delhaize Group may issue additional notes having terms and conditions substantially identical to the Notes it is currently offering (the “Additional Notes”) from time to time. Delhaize Group will only be permitted to issue such Additional Notes if at the time of such issuance Delhaize Group and its Subsidiaries are in compliance with the covenants contained in the Indenture. Any Additional Notes will be treated with the Notes as a single class for all purposes under the Indenture, including with respect to waivers and amendments, except as otherwise specified herein.

Payments and Registrar

Payments in respect of any Global Note deposited with the operator of the X/N System (or with a depositary therefor) will be made to the CDI Depositary for onward payment to the Holders. For additional information about payment procedures, see “Book-Entry, Form, Clearance and Settlement.”

In the event that definitive registered Notes are exchanged against any Global Note, (a) Delhaize Group, or any agent designated by Delhaize Group to perform such function, will act as registrar; and (b) Delhaize Group will pay the principal of, premium, if any, and interest on, the Notes at any of its offices or any agent designated by it which is located in (i) the City of London, or (ii) the City of New York. Delhaize Group may also designate additional offices or agents for the payment of the principal of, premium, if any, and interest on, the Notes. Delhaize Group, however, reserves the right to pay interest to Holders of the Notes by check mailed directly to Holders of the Notes at their registered addresses.

In the event that definitive registered Notes are exchanged against any Global Note, Holders of the Notes may exchange or transfer Notes at the offices of the registrar. No service charge will be made for any registration of transfer or exchange of Notes. Delhaize Group, however, may require Holders of the Notes to pay any taxes, assessments or other governmental charges payable in connection with any such transfer or exchange. For additional information about transfer procedures, see “Book-Entry, Form, Clearance and Settlement.”

Cross Guarantee Agreement

The Notes will benefit from the Cross Guarantee Agreement among our company, Delhaize US Holding, Inc., Delhaize America and substantially all of Delhaize America’s subsidiaries, as described herein under the heading “Description of Guarantees—Cross Guarantee Agreement.”

Certain Releases of Guarantees

Under the terms and conditions of the Indenture and the Cross Guarantee Agreement, for so long as any Note issued under the Indenture remains outstanding, all guarantees made by a Cross Guarantor under the Cross Guarantee Agreement in respect of the Notes and the Indenture will be released and discharged, upon a sale, exchange, transfer or other disposition in a transaction or series of transactions over a twelve-month period (any such sale, exchange, transfer or other disposition in a transaction or series of transactions over a twelve-month period, a “Disposition”) to any Person that is not Delhaize Group or a Subsidiary of Delhaize Group of all of the capital stock, or all or substantially all of the assets, of such Cross Guarantor, if as a result of which such Cross Guarantor ceases to be a Subsidiary of Delhaize Group; provided, that such Disposition otherwise complies with the terms and conditions of the Indenture. With respect to a Disposition of such capital stock of, or a Disposition of such assets of, a Cross Guarantor that is a Major Subsidiary, to the extent the Disposition does not constitute a Change of Control (as defined below under the heading “—Change of Control”), Delhaize Group has covenanted and agreed in the Indenture that no Cross Guarantor that is a Major Subsidiary shall be released under the Cross Guarantee Agreement in respect of the Notes and the Indenture if after giving effect to such Disposition, Moody’s and Standard & Poor’s shall lower the credit rating of the Notes directly as a result of such Disposition. “Major Subsidiary” means a Subsidiary, the assets of which represent greater than 25% of the assets of Delhaize Group and Delhaize Group’s Subsidiaries on a consolidated basis, according to the financial statements for its own most recently completed fiscal year.

Merger, Consolidation or Transfer of All or Substantially All Assets

Under the terms of the Indenture, Delhaize Group generally would be permitted to merge or consolidate with another company and would also be permitted to transfer or lease all or substantially all of its assets to another person. However, Delhaize Group may not take any of the foregoing actions unless all of the following conditions are met:

(1)	the person with which Delhaize Group would merge or consolidate or to which Delhaize Group would transfer or lease all or substantially all of its assets must assume all of Delhaize Group’s obligations with respect to the Notes and the Indenture;

(2)	the merger, consolidation or transfer or lease of assets must not cause an Event of Default (as defined below), including any event that would be an Event of Default if the notice or time requirements were disregarded; and

(3)	Delhaize Group must deliver specified certificates and documents to the Trustee.

Optional Redemption

All or a portion of the Notes represented by CDIs may be redeemed at Delhaize Group’s option, at any time in whole or from time to time in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; and

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the sum of the present values of the remaining scheduled payments of principal and interest and liquidated damages, if any, on the Notes represented by CDIs being redeemed (exclusive of interest accrued and unpaid to the redemption date) discounted to the redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, as determined by a Reference Treasury Dealer, plus, in each case, accrued and unpaid interest on the Notes being redeemed to the redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of dollar denominated corporate debt securities of a comparable maturity to the remaining term of such Notes represented by CDIs.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if Delhaize Group obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means at any time (1) each of Banc of America Securities LLC and J.P. Morgan Securities LLC or their affiliates which are primary U.S. Government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), Delhaize Group shall substitute therefor another Primary Treasury Dealer and (2) any other two Primary Treasury Dealers selected by us.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by Delhaize Group after consultation with the Trustee.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by Delhaize Group, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Delhaize Group by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed. Once notice of redemption is mailed, the Notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

The redemption notice need not set forth the make-whole price but only the manner of calculation thereof. Delhaize Group will notify the Trustee of the make-whole price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation. If fewer than all of the Notes are to be redeemed, the Trustee will select, not more than 60 days and not less than 45 days before the redemption date, the particular Notes or portions of the Notes for redemption from the outstanding Notes not previously called by such method as the Trustee deems fair and appropriate.

Unless Delhaize Group defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portion thereof called for redemption.

Change of Control

If a Change of Control Triggering Event occurs, unless Delhaize Group has exercised its rights to redeem Notes as described above, Holders will have the right to require Delhaize Group to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof with respect to the Notes) of their Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, Delhaize Group will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, Delhaize Group will be required to mail a notice to Holders of Notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (“Change of Control Payment Date”), pursuant to the procedures required by the Notes and described in such notice. Delhaize Group must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Notes, Delhaize Group will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached Delhaize Group’s obligations under the Change of Control provisions of the Notes by virtue of such conflicts.

On the Change of Control Payment Date, Delhaize Group will be required, to the extent lawful, to:

1.	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

2.	deposit with the Trustee an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

3.	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

For purposes of the foregoing discussion of a repurchase at the option of Holders of the Notes, the following definitions are applicable:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Delhaize Group and its Subsidiaries taken as a whole to any Person other than Delhaize Group or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) in a single transaction or in a related series of transactions the result of which is that any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the then outstanding number of voting rights in Delhaize Group’s capital stock; or (3) the first day on which a majority of the members of Delhaize Group’s Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (i) Delhaize Group becomes a wholly owned subsidiary of a holding company; and (ii) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Delhaize Group’s voting stock immediately prior to that transaction. For the purposes of this definition of “Change of Control”, the term “Person” shall include a “person” as that term is used in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the date of the initial issuance of the Notes; or (2) was proposed for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such proposal or election.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of Delhaize Group’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c31(c)(2)(vi)(F) under the Exchange Act, selected by Delhaize Group (as certified by a resolution of Delhaize Group’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means the Notes are rated at or below Ba1 by Moody’s (as defined below) and at or below BB+ by S&P (as defined below) on any date from the date of the public announcement by Delhaize Group of an arrangement that could result in a Change of Control until the end of the 60-day period following public announcement by Delhaize Group of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies (as defined below)); provided that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event).

Delhaize Group has no present intention to engage in a transaction involving a Change of Control, although it is possible that Delhaize Group could decide to do so in the future. Subject to the limitations discussed below, Delhaize Group could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect Delhaize Group’s capital structure or credit rating.

Existing indebtedness may contain in the future, and future indebtedness of Delhaize Group may contain, prohibitions on certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require Delhaize Group to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on Delhaize Group. Finally, Delhaize Group’s ability to pay cash to the Holders upon a repurchase may be limited by Delhaize Group’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

The definition of “Change of Control” includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” the assets of Delhaize Group and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require Delhaize Group to repurchase Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Delhaize Group and its subsidiaries taken as a whole to another Person or group may be uncertain.

Payments of Additional Amounts

All payments made under or with respect to the Notes shall be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including related penalties, interest and other liabilities) (hereinafter, “Taxes”) imposed or levied by or on behalf of the government of the Kingdom of Belgium or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which Delhaize Group is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made (each, a “Relevant Taxing Jurisdiction”), unless Delhaize Group is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

If Delhaize Group is so required to withhold or deduct any amount for or on account of Taxes imposed by a

Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, Delhaize Group shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holders and beneficial owners of the Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders and beneficial owners of the Notes would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1)	any Taxes which would not have been imposed but for (a) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction including, without limitation, such Holder’s (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (b) the presentation of a note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;

(2)	any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or other governmental charge;

(3)	any Taxes which are payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, the Notes;

(4)	any Taxes that are imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Note with a request by Delhaize Group addressed to the Holder or such beneficial owner (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

(5)	any Taxes that are required to be withheld or deducted on a payment to an individual pursuant to European Union Council Directive 2003/48/EC regarding the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

(6)	any Taxes that are required to be withheld or deducted on a payment to or on behalf of a Holder, who, at the time of such payment or withholding, was not an Eligible Investor for reasons within such Holder’s control. An Eligible Investor for the purposes of this section means any investor which is referred to in Article 4 of the Royal Decree of May 26, 1994 on the deduction of withholding tax and which holds the Notes in an exempt securities account in the X/N System; or

(7)	any combination of items (1), (2), (3), (4), (5) and (6) above.

Delhaize Group also will not be required to pay Additional Amounts:

(a)	if the payment could have been made without deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holders or beneficial owners of the Notes would have been entitled to Additional Amounts had the Note been presented on the last day of the 30-day period);

(b)	with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note; or

(c)	if the Note is presented for payment by or on behalf of a Holder or beneficial owner who would be able to avoid a withholding or deduction by presenting the relevant Note to another paying agent in a Member State.

If Delhaize Group will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, Delhaize Group will deliver to the Trustee at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case Delhaize Group shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount so payable. The Officers’ Certificate must also set forth any other information necessary to enable the paying agent to pay Additional Amounts to Holders of the Notes on the relevant payment date.

Upon request, Delhaize Group will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

Whenever in this “Description of the Exchange Notes” there is mentioned, in any context:

•	the payment of principal;

•	purchase prices in connection with a purchase of Notes;

•	interest; or

•	any other amount payable on or with respect to any of the Notes,

that reference shall be deemed to include payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Delhaize Group will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Indenture or any other related document or instrument, or the receipt of any payments with respect to the Notes, excluding taxes, charges or similar levies imposed by any jurisdiction outside of Belgium, the jurisdiction of incorporation of any successor to Delhaize Group or any jurisdiction in which a paying agent is located, and Delhaize Group will agree to indemnify the Holders or the Trustee for any such taxes paid by the Holders or the Trustee.

The term “Holder” is defined below under the heading “—Certain Definitions.” The term “beneficial owner of the Notes” means the true owner of the Notes, even though title to the Notes may be registered in another name.

The preceding provisions will survive any termination, defeasance or discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor to Delhaize Group is organized or any political subdivision or taxing authority or agency thereof or therein.

Optional Redemption for Tax Reasons

Delhaize Group may, at its option, redeem the Notes in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days’ notice to the Holders of the Notes (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (a “Tax Redemption Date”) and all Additional Amounts, if any, that will become due on the Tax Redemption Date as a result of such redemption or otherwise (subject, if applicable, to the right of the Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if Delhaize Group determines that (1) on the occasion of the next payment due in respect of the Notes, it would be required to pay Additional Amounts and (2) the payment obligation cannot be avoided by Delhaize Group’s taking reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), as a result of:

(A)	any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of Belgium or any other Relevant Taxing Jurisdiction affecting taxation, which change or amendment becomes effective on or after the date of the Indenture;

(B)	any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of the Indenture; or

(C)	the issuance of definitive Notes due to:

(i)	the National Bank of Belgium, or NBB, ceasing to operate the X/N System and a successor is not able to be appointed by Delhaize Group within 15 days of the notification;

(ii)	the notification by each of Euroclear and Clearstream that it is unwilling or unable to continue to act as, or ceases to be, a clearing agency in respect of the Notes and a successor is not able to be appointed by Delhaize Group within 15 days of such notification;

(iii)	DTC notifies Delhaize Group that it is unwilling or unable to continue to act as depository or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by the CDI depositary at Delhaize Group’s request within 15 days of such notification; or

(iv)	if the CDI depositary is at any time unwilling or unable to continue as CDI depositary and a successor CDI depositary is not appointed by Delhaize Group within 15 days of such notification.

See “Book-Entry, Form, Clearance and Settlement.”

The notice of redemption may not be given earlier than 120 days prior to the earliest date on which Delhaize Group would be obligated to make a payment or withholding if a payment in respect of the Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, Delhaize Group will deliver to the Trustee an Officers’ Certificate and an opinion of an independent legal counsel of internationally recognized standing to the effect that the circumstances referred to above exist. The Trustee shall accept, and shall be entitled to rely upon, the Officers’ Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders of the Notes.

Payment at Maturity

Delhaize Group will pay the Notes represented by CDIs on October 1, 2040, that have not been previously redeemed or purchased and cancelled, at 100% of their principal amount plus accrued and unpaid interest thereon, if any, to the maturity date (subject, if applicable, to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Selection

If Delhaize Group partially redeems the Notes, the Trustee will select the Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate.

No Note in aggregate principal amount of $1,000 or less will be redeemed in part. If Delhaize Group redeems any Note in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as there has been deposited with any paying agent funds sufficient to pay any accrued and unpaid interest, if any, on the Notes to be redeemed.

Ranking

The Notes will be senior unsecured indebtedness of Delhaize Group, will rank equally in right of payment with all existing and future senior unsecured Indebtedness of Delhaize Group and will be senior in right of payment to all existing and future Subordinated Obligations of Delhaize Group. The Notes also will be effectively subordinated to any secured Indebtedness of Delhaize Group and its Subsidiaries to the extent of the value of the assets securing such indebtedness (other than to the extent that such assets also secure the Notes on an equal and ratable basis).

The ability of Delhaize Group to service its Indebtedness, including the Notes, is dependent in part upon the earnings of its Subsidiaries and the ability of those Subsidiaries to distribute those earnings as dividends, loans or other payments to Delhaize Group. In particular, the ability of its Subsidiaries to transfer funds to Delhaize Group (in the form of cash dividends, loans, advances or otherwise) may be limited by financial assistance rules, corporate benefit laws, banking or other regulations. For example, under company law, Delhaize Group’s Subsidiaries are generally prohibited from paying dividends except out of profits legally available for distribution. If these restrictions are applied to the Subsidiaries of Delhaize Group, then Delhaize Group would not be able to use the earnings of those Subsidiaries to make payments on the Notes to the extent that such earnings cannot otherwise be paid lawfully to Delhaize Group (directly or through Subsidiaries of Delhaize Group).

Delhaize Group currently conducts part of its operations through its Subsidiaries. Creditors, including trade creditors, and preferred shareholders, if any, of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of Delhaize Group, including Holders of the Notes, except to the extent such Subsidiaries are Cross Guarantors. The Notes, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred shareholders, if any, of Subsidiaries of Delhaize Group, except to the extent such Subsidiaries are Cross Guarantors.

Negative Pledge

So long as any Note remains outstanding, Delhaize Group:

(1)	will not create or permit to subsist any Lien upon the whole or any part of its assets or revenues present or future to secure any Relevant Debt or any guarantee of or indemnity in respect of any Relevant Debt (save under the Cross Guarantee Agreement);

(2)	will procure that no Material Subsidiary (determined at the time of incurrence) creates or permits to subsist any Lien upon the whole or any part of its assets or revenues present or future to secure any Relevant Debt of Delhaize Group or any guarantee of or indemnity in respect of any Relevant Debt (save under the Cross Guarantee Agreement or as set forth in clause (3) below); and

(3)	will procure that no Material Subsidiary (determined at the time of incurrence) gives any guarantee of, or indemnity in respect of, any of the Relevant Debt of Delhaize Group, unless, at the same time or prior thereto, its obligations under the Notes and the Indenture (A) are secured equally and ratably therewith or benefit from a guarantee or indemnity on substantially identical terms thereto, as the case may be, or (B) have the benefit of such other Lien, guarantee, indemnity or other arrangement not materially less beneficial to the Holders of the Notes.

Reports by Delhaize Group

Delhaize Group, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(1)

file with the Trustee, within 15 days after Delhaize Group has filed the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which Delhaize Group may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if Delhaize Group is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)	file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC such additional information, documents and reports with respect to compliance by Delhaize Group with the conditions and covenants of the Indenture as may be required from time to time by such rules and regulations; and

(3)	transmit by mail to all holders of Notes within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by Delhaize Group pursuant to paragraph (1) and (2) above as may be required by rules and regulations prescribed from time to time by the SEC.

Events of Default

Each of the following is an event of default (an “Event of Default”):

(1)	a default for 30 days in any payment of interest on any Note issued under the Indenture when due and payable;

(2)	a default in the payment of principal of any Note issued under the Indenture at its Stated Maturity, upon required redemption or repurchase or otherwise;

(3)	the failure by any Cross Guarantor to perform any covenant set forth in the Cross Guarantee Agreement applicable to such Cross Guarantor or the repudiation by any Cross Guarantor of its obligations under its Cross Guarantee Agreement other than in compliance with the terms thereof, in each case for 30 days after Delhaize Group receives written notice from the Trustee, or the Cross Guarantee Agreement fails to be in full force and effect for any reason;

(4)	the failure by Delhaize Group for 30 days after it receives written notice from the Trustee to comply with any one or more of its obligations under the Notes issued under the Indenture (other than as specifically provided for otherwise in this summary of Events of Default);

(5)	default by Delhaize Group or any Material Subsidiary in the due payment of any other Indebtedness having a minimum aggregate amount of 2% of Delhaize Group’s Consolidated Capitalization (or its equivalent in any other freely convertible currency or currencies) of Delhaize Group or any Material Subsidiary or assumed by or guaranteed by Delhaize Group or any Material Subsidiary, and, provided that any such default has not been cured within the period of grace contractually agreed upon or subsequently agreed to for such payment, or in the event that any such Indebtedness shall have become repayable before the due date thereof as a result of acceleration of maturity by reason of the occurrence of any event of default thereunder, unless in any such case such Indebtedness is contested in good faith (the “cross-acceleration provision”); provided that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(6)

if a court shall enter a decree or order for relief in respect of Delhaize Group or any Material Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, judicial reorganization or other similar law now or hereafter in effect (including the Belgian Law of 8 August 1997 on bankruptcy (faillite/faillissement) and the Belgian Law of 31 January 2009 on the continuity of enterprises), or appointing a receiver, liquidator, sequestrator (or other similar official) of Delhaize Group or any Material Subsidiary or for any substantial part of any of their property, or ordering the winding up or liquidation of their affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days (the “bankruptcy provisions”); or

(7)	if Delhaize Group or any Material Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency, judicial reorganization or other similar law now or hereafter in effect (including the Belgian Law of 8 August 1997 on bankruptcy (faillite/faillissement) and the Belgian Law of 31 January 2009 on the continuity of enterprises), or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, sequestrator (or other similar official) of Delhaize Group or any Material Subsidiary or for any substantial part of any of their property, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing (the “winding up provisions”).

If an Event of Default occurs (other than as a result of the bankruptcy provisions or the winding up provisions) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by notice to Delhaize Group may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default occurs as a result of the bankruptcy provisions or the winding up provisions, the unpaid principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences. No such rescission shall affect any subsequent default with respect to the Notes or impair any rights consequent thereto.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Trustee has been offered an indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of any Notes may pursue any remedy with respect to the Notes or the Indenture unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee in writing to pursue the remedy;

(3)	the Trustee has been offered security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity satisfactory to the Trustee; and

(5)	the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in aggregate outstanding principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that the Trustee determines (after consultation with counsel) conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that may involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

If a Default occurs and is continuing and is known to the Trustee, the Trustee must transmit to each Holder of Notes notice of the Default within the earlier of 90 days after such Default occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, interest on or Additional Amounts in respect of any Note (including payments pursuant to the redemption provisions of such Note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders of the Notes. In addition, Delhaize Group will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Delhaize Group will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, their status and what action Delhaize Group is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture or the Notes may be amended, supplemented or otherwise modified pursuant to a supplemental indenture, and any past default or compliance with certain provisions of the Indenture or the Notes may be waived, in each case only with the consent of the Holders of more than 50% in aggregate principal amount of the outstanding Notes, which consent may be obtained at a duly convened meeting of the Holders or otherwise.

Notwithstanding the foregoing, a supplemental indenture that has any of the following effects requires the unanimous vote of the Holders (either in person or by proxy) of all of the outstanding Notes in favor of such supplemental indenture at a duly convened meeting of the Holders:

(1)	reduce the principal amount of Notes or otherwise modify the conditions of payment of the principal amount of any Note;

(2)	reduce the stated rate of or extend the time for payment of interest on any Note, or otherwise modify the conditions of payment of interest on any Note;

(3)	extend the Stated Maturity of any Note;

(4)	reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption” above;

(5)	make any Note payable in any currency other than that stated in the Note;

(6)	impair the right of any Holder to receive payment of principal of, and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(7)	amend the voting requirement set forth in the first paragraph of “—Amendments and Waivers” to reduce the aggregate principal amount of Notes whose Holders must vote in favor of an amendment or make any change in the amendment or waiver provisions set out above requiring the vote of every Holder.

Without the consent of any Holder, Delhaize Group, when authorized pursuant to a resolution of its Board of Directors, and the Trustee acting jointly may amend the Indenture pursuant to a supplemental indenture to take any of the following actions:

(1)	cure any ambiguity, omission, defect or inconsistency; provided that such amendment does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

(2)	provide for the assumption by a successor corporation of the obligations of Delhaize Group under the Indenture;

(3)	provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4)	add to the covenants of Delhaize Group for the benefit of the Holders of all Notes or to surrender any right or power conferred upon Delhaize Group or any of its subsidiaries;

(5)	make any change that does not adversely affect the rights of any Holder, subject to the provisions of the Indenture;

(6)	provide for the issuance of Exchange Notes or Additional Notes; or

(7)	comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

The Indenture contains provisions governing the conduct of meetings of the Holders. Among other things, these provisions provide that (a) Delhaize Group or Holders of at least 20% in principal amount of the Notes outstanding will be permitted to request the Board of Directors or the auditor of Delhaize Group to call a meeting of the Holders to approve the supplemental indenture amending or modifying certain terms of the Notes or the Indenture governing the Notes, (b) the quorum requirement for such meeting will be the presence (either in person or by proxy) of Holders of at least 50% in principal amount of the Notes outstanding, and (c) if a quorum is not present at the first meeting, a second meeting may be convened for the same purpose for which there is no quorum requirement. However, the percentage of Holders required to vote in favor of a decision for its approval shall in any event be as set out in the first two paragraphs of this section “Amendments and Waivers.”

No resolution of a meeting of the Holders which in the opinion of Delhaize Group relates to any of the matters listed in Article 568 of the Belgian Company Code shall be effective unless approved at a meeting of Holders complying in all respects with the requirements of Belgian law or, where the corresponding requirements of the Indenture are more stringent, with the requirements of the Indenture. Such matters include, among other things, modifying or suspending the date of maturity of the Notes, extending the time for payment of interest on any Note, reducing the rate of such interest or deciding urgent interim actions in the common interest of Holders.

After a supplemental indenture amending or modifying the terms of the Notes or the Indenture has been executed, Delhaize Group is required to mail to Holders a notice briefly describing such supplemental indenture. However, failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of a supplemental indenture.

Acts by Holders of the Notes

In determining whether the Holders of the required aggregate principal amount outstanding of the Notes have (a) concurred in any direction, waiver or consent, (b) voted in favor of a Required Resolution at a meeting of Holders or (c) are present or represented at a meeting of Holders, the Notes owned by Delhaize Group or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Delhaize Group will be disregarded and deemed not to be outstanding.

Satisfaction and Discharge

Delhaize Group will be discharged from its obligations on the Notes if:

•	Delhaize Group pays the principal of, interest on and any Additional Amounts on all Notes as and when the same shall have become due and payable;

•	all the Notes have been cancelled or delivered to the Trustee for cancellation; or

•

all the Notes shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee as trust funds solely for the benefit of Holders of Notes for the giving of notice of redemption and Delhaize Group irrevocably deposits with the Trustee the entire amount to be paid at maturity or upon redemption for principal, premium, Additional Amounts, if any, and liquidated damages, if any.

Upon delivery of an officers’ certificate and legal opinion reasonably satisfactory to the Trustee, the Trustee shall execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to all the Notes.

Legal Defeasance and Covenant Defeasance

Except for certain obligations, including those respecting the defeasance trust and obligations (i) to register the transfer or exchange of the Notes, (ii) to replace mutilated, destroyed, lost or stolen Notes and (iii) to maintain a registrar in respect of the Notes, Delhaize Group may at any time terminate all its obligations under the Notes and the Indenture (“legal defeasance”) or may at any time terminate:

(1)	its obligations described under “Negative Pledge,” “Change of Control,” “Reports by Delhaize Group,” and “Certain Releases of Guarantees” and

(2)	the operation of the provisions described in clause (2) under “Merger, Consolidation or Transfer of All or Substantially All Assets,” the cross-acceleration provision, the bankruptcy provisions and the winding up provisions (with respect to Material Subsidiaries of Delhaize Group only) (clauses (1) and (2) collectively, “covenant defeasance”).

Delhaize Group may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Delhaize Group exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If Delhaize Group exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clauses (3), (4) or (5) under “Events of Default” above.

In order to exercise either defeasance option, Delhaize Group must irrevocably deposit with the Trustee money (the “defeasance trust”) in U.S. dollars or U.S. Government Obligations, with respect to the Notes, in an amount sufficient or, with respect to the U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders of the Notes will not recognize income, gain or loss for U.S. Federal, U.K. or Belgian income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal, U.K. or Belgian income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. Federal income tax law).

Prescription

Claims against Delhaize Group for the payment of principal on the Notes will be prescribed 10 years after the applicable due date for the payment thereof. Claims against Delhaize Group for the payment of interest or Additional Amounts, if any, on the Notes will be prescribed five years after the applicable due date for payment of interest.

Currency Indemnity

The U.S. dollar is the sole currency of account and payment for all sums payable by Delhaize Group under or in connection with the Notes represented by CDIs, including damages. Any amount received or recovered in a currency other than the U.S. dollar, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of Delhaize Group or otherwise by any Holder of a Note represented by a CDI, or by the Trustee, in respect of any sum expressed to be due to it from Delhaize Group will constitute a discharge to Delhaize Group only to the extent of the U.S. dollar amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

If the dollar amount received or recovered is less than the dollar amount expressed to be due to the recipient or the Trustee under any Note represented by a CDI, Delhaize Group will indemnify them against any loss sustained by such recipient as a result. In any event, Delhaize Group will indemnify the recipient against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the Holder of a Note or the Trustee to certify in a manner reasonably satisfactory to Delhaize Group (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from Delhaize Group’s other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder of a Note or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee.

Concerning the Trustee

The Bank of New York Mellon is to be the Trustee under the Indenture and has been appointed by Delhaize Group as CDI Depositary with regard to the issuance of the CDIs, which represent interests in the Notes.

Governing Law

The Indenture, the Deposit Agreement and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of Delhaize Group as such will have any liability for any obligations of Delhaize Group under or in connection with the Notes or the Indenture or the Deposit Agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under U.S. Federal securities laws.

Enforceability of Judgments

Since Delhaize Group is incorporated in Belgium and a significant portion of its assets and its Subsidiaries’ assets are outside the U.S., any judgment obtained in the U.S. against Delhaize Group, including judgments with respect to the payment of principal, premium, interest, Additional Amounts and any purchase price or consideration with respect to the Notes, may not be fully collectable within the U.S. See “Enforcement of Civil Liabilities.”

Consent to Jurisdiction and Service of Process

Delhaize Group will appoint Corporation Service Company, New York as its agent for service of process in any suit, action or proceeding with respect to the Indenture or the Notes brought in any U.S. Federal or state court located in New York City and each of the parties thereto will submit to the jurisdiction thereof.

Certain Definitions

“Board of Directors” means the Board of Directors of Delhaize Group or any committee thereof duly authorized to act on behalf of the Board of Directors of Delhaize Group.

“Business Day” means each day which is not a Legal Holiday.

“Book-Entry Interest” means a book-entry interest in a global Note, whether directly or indirectly through a book-entry interest in a certificated depositary interest representing an interest in such global Note, held by or through a Participant in the X/N System or an Indirect Participant in the X/N System.

“Capitalized Lease Obligation” means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union and as in effect as of the date of the Indenture, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Consolidated Capitalization” means, with respect to any Person, the total assets of such Person and its Subsidiaries determined on a consolidated basis, less the following: (i) current liabilities, including liabilities for Indebtedness maturing more than 12 months from the date of the original creation thereof but maturing within 12 months from the date of determination and (ii) deferred income taxes. Consolidated Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which such Person and its Subsidiaries are engaged and which are approved by independent accountants regularly retained by such Person, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means Euroclear Bank SA/NV, or any successor securities clearing agency.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Notes” means if and when issued as provided in the Registration Rights Agreement, Delhaize Group’s exchange securities issued in a registered exchange offer in exchange for any Notes, which exchange securities will be identical in all material respects to the Notes being exchanged except that the exchange securities will be fully registered with the SEC and therefore will not contain terms restricting their transfer or for any increase in the interest rate related to a registration default.

“Global Notes” means the global notes representing the Notes.

“Holder” means for the purposes of the Indenture and Notes, (a) in the case of any Global Note in bearer form, the holders of Book-Entry Interests therein; provided, however, that for the purposes of payments by Delhaize Group of principal, premium, if any, and interest on the Notes represented by such Global Note “Holder” means the direct holder of such Global Note (as shown in the records of the NBB or of a participant in the X/N System) or (b) in any other case, the Person in whose name a Note is registered in the register.

“Indebtedness” means, with respect to any Person, (i) the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person to pay the purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations for letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

“Indirect Participant” means a Person who is a Participant in the X/N System indirectly by being a Participant in a Person who is a direct Participant or itself an Indirect Participant in the X/N System.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are generally not open in Brussels, Belgium or the State of New York.

“Lien” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

“Material Subsidiary” at any time means a Subsidiary

(i)	whose (a) revenues, or (b) total assets (in each case determined on a non-consolidated basis and determined on a basis consistent with the preparation of the consolidated financial statements of Delhaize Group) represent (or, in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated financial statements of Delhaize Group relate are equal to) no less than 10% of the consolidated revenues or total assets (as the case may be) of Delhaize Group, all as calculated respectively by reference to the then latest audited financial statements of such Subsidiary and the then latest audited consolidated financial statements of Delhaize Group, provided that:

(I)	in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated financial statements of Delhaize Group relate, the reference to the then latest audited consolidated financial statements of Delhaize Group for the purposes of the calculation above shall, until consolidated financial statements of Delhaize Group for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned financial statements as if such Subsidiary had been shown in such financial statements by reference to its then latest audited financial statements, adjusted as deemed appropriate by the auditors of the relevant Subsidiary from time to time if such auditors are not also the auditors of Delhaize Group, and otherwise, by Delhaize Group’s Board of Directors, and approved by the auditors of Delhaize Group (in either case, the “Auditors”); and

(II)	in the case of a Subsidiary in respect of which no audited financial statements are prepared, its revenues and total assets shall be determined on the basis of pro forma financial statements of the relevant Subsidiary prepared for this purpose by the Auditors on the basis of accounting principles consistent with those adopted by Delhaize Group; or

(ii)	to which is transferred the whole or substantially the whole of the business, undertaking or assets of a Subsidiary which prior to such transfer is a Material Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Material Subsidiary pursuant to this sub-paragraph (ii) on the date on which the consolidated financial statements of Delhaize Group for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated financial statements have been prepared and audited as aforesaid by virtue of the provisions of subparagraph (i) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (ii).

A report by the Auditors that, in their opinion, a Subsidiary is or is not or was not at any particular time or throughout any specified period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.

“Member State” means any country that is a member of the European Union.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President or any Vice President of Delhaize Group.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or a Cross Guarantor, as the case may be, and who shall be reasonably acceptable to the Trustee.

“Participant” means (a) with respect to the X/N System, Euroclear or Clearstream or any other Person who has an account with the X/N System and (b) with respect to Euroclear, Clearstream and DTC, their respective Participants holding an account with them.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Registration Rights Agreement” means the registration rights agreement dated as of the date of the Indenture among Delhaize Group, the Cross Guarantors and the dealer managers party thereto relating to the original notes.

“Relevant Debt” means any present or future indebtedness in the form of, or represented by, bonds, notes, debentures or other securities which are for the time being, or are capable of being, quoted, listed or ordinarily dealt in on any stock exchange, over-the-counter or other securities exchange.

“Required Resolution” means a resolution passed at a duly convened meeting of Holders:

(a)	with respect to any matter specified in clauses (1) through (7) of the second paragraph under “—Amendments and Waivers”, with the unanimous vote of all of the Holders (either in person or by proxy) of the outstanding Notes affected by such resolution in favor of the relevant resolution; and

(b)	with respect to any other matter requiring the consent of Holders at a duly convened meeting of Holders, with the affirmative vote of the Holders of more than 50% in aggregate outstanding principal amount of the outstanding Notes then outstanding voting (in person or by proxy) at a meeting of Holders.

“SEC” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of Delhaize Group unless such contingency has occurred).

“Subordinated Obligation” means any Indebtedness of Delhaize Group (whether outstanding on the date of the Indenture or thereafter incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or, in the case of a successor to the Trustee, an authorized officer assigned to the department, division or group performing the corporate trust work of each successor and assigned to administer the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“X/N System” means the securities clearing system recognized or approved in accordance with Articles 3 through 12 of the Law of 2 January 1991 of Belgium on the market of public debt securities and the monetary policy instruments, as amended, the Law of 6 August 1993 of Belgium, as amended, and its implementing decrees, as amended, and the Law of 15 July 1998 of Belgium and its implementing decrees, which is currently the securities clearing system operated by the NBB.

DESCRIPTION OF GUARANTEES

The following discussion summarizes selected provisions of the Cross Guarantee Agreement, dated as of May 21, 2007, among Delhaize Group, Delhaize America and substantially all of Delhaize America’s subsidiaries, as supplemented by the Joinder Agreement, dated as of December 18, 2009, by Delhaize US Holding, Inc. This summary is not complete and may not contain all of the information about this agreement that is important to you. The description of the Cross Guarantee Agreement contained in this prospectus is qualified in its entirety by reference to a copy of such agreement filed as exhibit 99.2 to Delhaize Group’s Report on Form 6-K filed with the SEC on May 29, 2007 (second of three reports) and incorporated in this prospectus by reference.

Cross Guarantee Agreement

Under the Cross Guarantee Agreement each company party to the agreement guarantees fully and unconditionally, jointly and severally Delhaize Group existing financial indebtedness, Delhaize America existing financial indebtedness, specific financial indebtedness of two European subsidiaries of Delhaize Group and all future unsubordinated financial indebtedness of the parties to the agreement.

If any sum owed to a creditor by a guarantor pursuant to its guarantee under the Cross Guarantee Agreement is not recoverable from such guarantor for any reason whatsoever, then such guarantor is obligated, forthwith upon demand by such creditor, to pay such sum by way of a full indemnity.

On the date of this prospectus the parties to the Cross Guarantee Agreement (the “Cross Guarantors”) are Delhaize Group, Delhaize US Holding, Inc., Delhaize America, Food Lion, LLC, Hannaford Bros. Co., Kash N’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp., and Victory Distributors, Inc. Information with respect to subsidiaries of Delhaize Group that are Cross Guarantors is included in the notes to our consolidated annual financial statements incorporated by reference in this prospectus.

Financial Indebtedness

Under the Cross Guarantee Agreement, the term “financial indebtedness” of any person means, without duplication (and as each may be amended, modified, extended or renewed from time to time): (i) all obligations of such person under agreements for borrowed money; (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (iii) all hedging obligations of such person; and (iv) all guarantees by such person of obligations of other persons of the type referred under clause (i), (ii) or (iii).

The term “person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having separate legal personality.

The term “hedging obligations” means, with respect to any person, the obligations of such person under: (i) currency exchange, interest rate or commodity swap agreements, cap agreements, floor agreements or collar agreements; and (ii) other similar agreements or arrangements designed to protect such person against fluctuations in currency exchange, interest rates or commodity prices.

Intercompany financial indebtedness is not guaranteed under the Cross Guarantee Agreement.

Ranking; Limit of Liability

The obligations of each company party to the Cross Guarantee Agreement constitute direct, general, unconditional and unsubordinated obligations of such company that shall at all times rank at least pari passu with all of its other existing financial indebtedness set forth on a schedule to the Cross Guarantee Agreement and its future unsubordinated financial indebtedness, save for such obligations as may be preferred by mandatory provisions of law. The obligations of each party under the Cross Guarantee Agreement are limited to the maximum amount that can be guaranteed without constituting a fraudulent conveyance or fraudulent transfer under applicable insolvency laws.

Applicability of Cross Guarantee Agreement

To the extent a guarantor’s guarantee of financial indebtedness is addressed in an agreement to which such guarantor is a party or is otherwise contractually bound, which contains such guarantee, other than the Cross Guarantee Agreement, the Cross Guarantee Agreement does not apply to such guarantor’s guarantee of such financial indebtedness and, to be clear, nothing contained in the Cross Guarantee Agreement in any way supersedes, modifies, replaces, amends, changes, rescinds, waives, exceeds, expands, enlarges or in any way affects the provisions, including warranties, covenants, agreements, conditions, representations or, in general, any of the rights and remedies, and any of the obligations, of such guarantor and any creditor with respect to such guarantee of such financial indebtedness set forth in such other agreement.

Release of Guarantors and Guarantor Obligations

The obligations of a guarantor under the Cross Guarantee Agreement, which we refer to as a released guarantor in this paragraph, any lien created by such released guarantor with respect to such obligations, and the obligations under the Cross Guarantee Agreement of all other guarantors with respect to the financial indebtedness of the released guarantor will be automatically and unconditionally released without any action on the part of any creditor:

•

in connection with any sale, exchange, transfer or other disposition by such released guarantor of all or substantially all of the assets of that released guarantor, provided that the proceeds of that sale or other disposition are applied in accordance with the applicable provisions of any applicable financial indebtedness, or

•

in connection with any sale, exchange, transfer or other disposition (including by way of merger, consolidation or otherwise), directly or indirectly, of capital stock of such released guarantor, by Delhaize Group or any subsidiary thereof, to any person that is not Delhaize Group or a subsidiary of Delhaize Group, or an issuance by such released guarantor of its capital stock, in each case as a result of which such released guarantor ceases to be a subsidiary of Delhaize Group, provided, that: (i) such transaction is made in accordance with the applicable provisions of any applicable financial indebtedness; and (ii) such released guarantor is also released from all of its obligations, if any, in respect of all other financial indebtedness of each other guarantor under the Cross Guarantee Agreement.

In addition to any other releases for which a guarantor qualifies under the Cross Guarantee Agreement, notwithstanding any other provision of the Cross Guarantee Agreement to the contrary, without limiting the validity of any agreement into which a guarantor and a creditor may enter, a guarantor that obtains a written release from a creditor releasing such guarantor from its obligations under the Cross Guarantee Agreement with respect to the financial indebtedness owing to such creditor specified in such release shall be so released.

Termination of Agreement with Respect to Future Financial Indebtedness

Subject to certain limitations, the Cross Guarantee Agreement may be terminated with respect to a guarantor at any time by such guarantor providing written notice to the other parties to the Cross Guarantee Agreement or by mutual agreement; provided, however, that termination by Delhaize America or any other subsidiary of Delhaize Group party to the Cross Guarantee requires the written consent of Delhaize Group; and provided, further, except as otherwise provided, any termination of the Cross Guarantee Agreement with respect to a guarantor affects neither:

•	such guarantor’s obligations under the Cross Guarantee Agreement in relation to any financial indebtedness that came into existence prior to that termination, nor

•

the obligations of the other guarantors with respect to such guarantor’s financial indebtedness that came into existence prior to that termination. Financial indebtedness that comes into existence after that termination shall not be covered by the Cross Guarantee Agreement with respect to the terminating guarantor.

Third Parties

Subject to the release provisions of the Cross Guarantee Agreement discussed under the headings “Description of Guarantees—Cross Guarantee Agreement—Release of Guarantors and Guarantor Obligations” and “—Termination of Agreement with Respect to Future Financial Indebtedness” above, creditors of financial indebtedness guaranteed under the Cross Guarantee Agreement are entitled to rely on the Cross Guarantee Agreement and on the guarantees constituted pursuant to the Cross Guarantee Agreement. The Cross Guarantee Agreement constitutes a stipulation pour autrui / beding ten gunste van een derde or third party beneficiary contract for their benefit. Accordingly, such creditors shall be entitled to rely on and enforce the Cross Guarantee Agreement.

ORIGINAL NOTES REGISTRATION RIGHTS AGREEMENT

The original notes that we issued on October 8, 2010 are not registered under the Securities Act, and therefore, you may not freely resell the original notes to any investor. However, we entered into a registration rights agreement with the dealer managers in the private offering of the original notes in which we agreed to conduct a registered exchange offer. A registered exchange offer generally permits holders of original notes to exchange such securities for a new issue of securities that is identical in all material respects to the original notes, except that the new issue of securities is fully registered with the SEC and thus may be resold to any investor.

Because this section is a summary, it does not describe every aspect of the registration rights agreement. This summary is subject to, and qualified in its entirety by references to, all of the provisions of the registration rights agreement, including definitions of certain terms used in it. You may obtain a copy of the registration rights agreement by requesting one from us. In addition, the information set forth below concerning certain interpretations of any positions taken by the staff of the SEC is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to such matters. References to the original notes in this “Original Notes Registration Rights Agreement” section mean the original notes represented by CDIs.

Exchange Offer

We agreed pursuant to the registration rights agreement to:

•	file a registration statement relating to a registered exchange offer for the original notes with the SEC on or prior to the 180th day after the date the original notes are first issued;

•	use our reasonable best efforts to cause the SEC to declare the registration statement effective under the Securities Act no later than the 270th day after the original notes are first issued; and

•	use our reasonable best efforts to complete the exchange offer no later than 300 days after the original notes are first issued.

During the exchange offer, we are offering to all holders of original notes who are legally eligible to participate in the exchange offer the opportunity to exchange their original notes for a new issue of securities, which we refer to in this prospectus as the exchange notes. The exchange notes are identical in all material respects to the original notes being exchanged, except that the exchange notes are fully registered with the SEC and therefore do not contain terms restricting their transfer or for any increase in the interest rate discussed below under the heading “—Additional Interest.” Exchange securities will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

We will keep the exchange offer open for at least 30 days (or longer, if required by applicable law or otherwise extended by us, at our option) after the date notice of the exchange offer is mailed to the holders of the original notes. For each original note surrendered to us pursuant to the exchange offer and not withdrawn by the Holder, the Holder of the original note will receive an exchange note having a principal amount equal to that of the surrendered original note. Interest on each exchange note will accrue from the last date on which interest was paid on the original note surrendered in exchange or, if no interest has been paid, from the original issue date of the original note. The exchange notes will be accepted for clearance through DTC, including its participants, Euroclear and Clearstream as direct participants in DTC.

Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of original notes, as set forth below. However, any Holder of original notes who is one of our “affiliates” (as defined in Rule 405 under the Securities Act) or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the interpretation of the SEC’s staff

•	will not be able to tender its original notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the original notes unless such sale or transfer is made pursuant to an exemption from such requirements.

We do not intend to seek our own interpretation regarding the exchange offer and there can be no assurance that the SEC’s staff would make a similar determination with respect to the exchange notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

If you wish to exchange your original notes for exchange notes in the exchange offer, you will be required to make certain representations. These include representations that:

•	any exchange notes to be received by you will be acquired in the ordinary course of your business;

•	you have no arrangement with any person to participate in the distribution of the original notes or exchange notes;

•

you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of us or any guarantor of the original notes or, if you are an affiliate of us or any guarantor of the original notes, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the exchange notes;

•

if you are a broker-dealer, you will receive exchange notes for your own account in exchange for securities that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of such exchange notes; and

•	you are not acting on behalf of any person who could not truthfully make the foregoing representations.

Shelf Registration

We may also be required to file a shelf registration statement or amend an existing shelf registration statement to permit certain holders of the original notes who were not eligible to participate in the exchange offer to resell the securities periodically without being limited by the transfer restrictions. We will only be required to file a shelf registration statement if:

•

after the date the original notes are issued, law or applicable interpretations of the law by the staff of the SEC do not permit us to complete the exchange offer as contemplated by the registration rights agreement;

•	any holder of the original notes is not able to participate in the exchange offer;

•	any holder of the original notes does not receive fully transferable exchange notes;

•

the exchange offer is not consummated within 300 days after the date the securities are first issued, but we may terminate such shelf registration statement at any time, without penalty, if the exchange offer registration statement is declared effective or the exchange offer is consummated; or

•	any holder of the original notes is a broker-dealer who acquired the original notes directly from us or one of our affiliates.

The shelf registration statement will permit only certain holders to resell their securities from time to time. In particular, such holders must:

•	provide specific information in connection with the shelf registration statement; and

•	agree in writing to be bound by all provisions of the registration rights agreement, including the indemnification obligations.

We will, in the event of the filing of a shelf registration statement, provide to each holder of original notes that are covered by the shelf registration statement copies of the prospectus which is a part of the shelf registration statement and notify each such holder when the shelf registration statement has become effective. A holder who sells original notes pursuant to the shelf registration statement will be required to be named as a selling security holder in the prospectus and to deliver a copy of the prospectus to purchasers. Such holder will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and will be bound by the provisions of the registration rights agreement which are applicable to such a holder, including the indemnification obligations.

If a shelf registration statement is required, we will:

(1)	file the shelf registration statement on or prior to the 60th day after the earliest to occur of:

•	the date on which we determine that we cannot, whether pursuant to law or Commission policy, file the exchange offer registration statement;

•	the 300th day after the date the original notes were first issued if we have not consummated the exchange offer; and

•

any holder of original notes that are transfer restricted securities notifies us prior to the 90th day following consummation of the exchange offer that (a) it is prohibited by law or policy of the SEC from participating in the exchange offer, (b) it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by it, or (c) it is a broker-dealer and holds Dollar Notes acquired directly from us or any of our affiliates, but in no event earlier than the 180th day after the date the original notes were first issued.

(2)	use our reasonable best efforts to cause the shelf registration statement to be declared effective by the SEC on or before the 60th day after the date the shelf registration statement was filed, but in no event earlier than the 270th day after the date the original notes were first issued; and

(3)	use our reasonable best efforts to keep the shelf registration statement effective for a period of two years after the date the original notes were first issued, or if earlier until all of the securities covered by the shelf registration statement are sold thereunder or are already freely tradable.

During any 365-day period, we will have the ability to suspend the availability of such shelf registration statement for up to two periods of up to 30 consecutive days (except for the consecutive 30-day period immediately prior to the maturity of the original notes), but no more than an aggregate of 60 days during any 365-day period, if our Board of Directors determines in good faith that there is valid purpose for the suspension.

Each security will contain a legend to the effect that the holder of the security, by its acceptance thereof, agrees to be bound by the provisions of the registration rights agreement. In that regard, if a holder received notice from us that any event which:

•

makes any statement in the prospectus which is part of the shelf registration statement (or, in the case of participating broker/dealers, the prospectus which is part of the exchange offer registration statement) untrue in any material respect;

•	requires the making of any changes in the prospectus to make the statement therein not misleading; or

•	is specified in the registration rights agreement,

occurs, the holder (or participating broker/dealer, as the case may be) will suspend the sale of securities pursuant to that prospectus until we have either:

•	amended or supplemented the prospectus to correct the misstatement or omission; and

•	furnished copies of the amended or supplemented prospectus to the holder (or participating broker/dealer, as the case may be); or

•	given notice that the sale of the securities may be resumed.

Additional Interest

If a Registration Default (as defined below) occurs regarding original notes, then we will be required to pay additional interest to each holder of such original notes. If a Registration Default occurs, we will pay additional interest equal to 0.25% per annum during the 90-day period immediately following the occurrence of that Registration Default. After this 90-day period, the amount of additional interest shall increase by an additional 0.25% per annum with respect to the next subsequent 90-day period until all Registration Defaults have been cured. However, in no event will the rate of additional interest exceed 0.50% per annum. Such additional interest will accrue only for those days that a Registration Default occurs and is continuing. All accrued additional interest will be paid to the holders of such original notes in the same manner as interest payments on the original notes, with payment being made on the Interest Payment Date for the original notes. Following the cure of all Registration Defaults, no more additional interest will accrue. You will not be entitled to receive any additional interest if you were, at any time while the exchange offer was pending, eligible to exchange, and did not validly tender, your securities for exchange notes in the exchange offer.

A “Registration Default” includes any of the following:

•	we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

•	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness;

•	we fail to complete the exchange offer on or prior to the date specified for such completion; or

•

the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of the securities during the period specified in the registration rights agreement, subject to certain exceptions for limited periods of time with respect to the shelf registration statement.

BOOK-ENTRY, FORM, CLEARANCE AND SETTLEMENT

Form of Notes

The exchange notes will be represented by one global note in bearer form (the “Global Note”). We will issue the Global Note in a principal amount equal to the outstanding principal amount of the exchange notes it represents

The Global Note will be deposited with the NBB as operator of the X/N System pursuant to an agreement between us, ING Belgium SA/NV (the “Domiciliary Agent”) and the NBB. The person shown in the records of the NBB or the direct or indirect participants in the X/N System as the holder of a particular principal amount of the exchange notes (in which regard any certificate or other document issued by the NBB or by the relevant direct or indirect participant shall be conclusive and binding for all purposes save in the event of manifest error) shall for all purposes be treated by us and any paying agent as the holder of such principal amount of the Global Note, including for the payment of principal, premium (if any), and interest on the Global Note.

Upon the Global Note being credited to the account of The Bank of New York Mellon as the holder of 100% of the book-entry interests in the Global Note in the records of Euroclear, The Bank of New York Mellon, as CDI Depositary for the exchange notes, will create one or more certificated depositary interests (“CDIs”) representing a 100% interest in the CDI Depositary’s book-entry interests in the underlying Global Note and issue them in the name of Cede & Co., as nominee of DTC. The CDI Depositary will hold the CDIs as custodian on behalf of DTC. Upon such issuance, DTC will credit on its book-entry registration and transfer system the relevant participants’ accounts with the interests owned by its participants.

Ownership of such book-entry interests in the CDIs representing interests in the Global Note is shown on, and the transfer of such interests will be effected only through, records maintained by DTC and their respective participants with respect to interests of indirect participants.

You may also hold your book-entry interests in the CDIs representing interests in the Global Note through organizations that are participants in DTC. Euroclear and Clearstream will hold all interests on behalf of their account holders through securities accounts in their names on the books of their depositaries. Those depositaries will hold these interests in securities accounts in the depositaries’ names on the books of DTC.

All interests in the exchange notes will be subject to the procedures and requirements of the X/N System. Interests in the CDIs representing interests in the exchange notes, if held through Euroclear or Clearstream, as direct participants in DTC or otherwise through DTC, will also be subject to the procedures and requirements of each system, as applicable.

Except as described under “—Issuance of Definitive Registered Notes”, direct participants or indirect participants are not entitled to have exchange notes registered in their names. They will not receive or be entitled to receive physical delivery of exchange notes and will not be considered the owners or holders thereof under the Indenture or the Deposit Agreement. Accordingly, each person owning book-entry interests in CDIs must rely on the procedures of the CDI Depositary, DTC, Euroclear and/or Clearstream. If such person is not a participant in DTC, Euroclear or Clearstream, it must rely on the procedures of the participant in the clearing system through which such person owns its interest to exercise any rights and remedies of a holder under the Indenture and the Deposit Agreement. For more information, see “—Action by Owners of Book-Entry Interests” below. If any definitive registered notes are exchanged for a Global Note, they will be exchanged for definitive registered notes as described under “—Issuance of Definitive Registered Notes”. Unless and until book-entry interests in the CDIs representing interests in the Global Note are exchanged for definitive registered notes, the interest held by DTC in the CDIs may not be transferred except as a whole.

The laws of some countries and some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form. Under no circumstances will notes be exchanged in definitive bearer form to holders of book-entry interests in the exchange notes. These laws may impair your ability to own, transfer or pledge the book-entry interests.

Although DTC, Euroclear and Clearstream have implemented certain procedures to facilitate transfers of book-entry interests in the CDIs representing interests in the exchange notes among participants of DTC, Euroclear and Clearstream, as direct participants in DTC they are under no obligation to perform or continue to perform these procedures. The procedures may be discontinued at any time.

Interests in the exchange notes whether through the Global Note or the CDIs may be held only by eligible investors referred to in Article 4 of the Belgian Royal Decree of May 26, 1994 holding such Notes in an exempt securities account with the X/N System or with a direct (including Euroclear and Clearstream) or indirect participant in such system, as further described in “Certain Tax Considerations__Material Belgian Tax Considerations”.

Original Issue

On or before the date of completion of the offering of the exchange notes, ING Belgium SA/NV, the Domiciliary Agent, on behalf of our company, will deliver the duly executed and authenticated Global Note in bearer form to the NBB as operator of the X/N System, where it will be immobilized. Upon receipt of the Global Note, the NBB as operator of the X/N System will credit the Domiciliary Agent’s exempt securities account in the X/N System with an amount of the exchange notes equivalent to the principal amount of the Global Note.

On the date of completion of the offering of the exchange notes, the Domiciliary Agent will credit Euroclear’s exempt securities account with the X/N System. Euroclear will, in turn, credit 100% of its book-entry interest in the Global Note to the exempt securities account of The Bank of New York Mellon as CDI Depositary so that it can create CDIs representing interests in the Global Note. See “—Form of Notes” above. DTC will then credit the holders of book-entry interests in the CDIs representing interests in the Global Note by crediting their securities accounts as participants of DTC, in accordance with the principal amount of book-entry interests in the CDIs acquired in the Exchange Offer by each of them, or in the case of Euroclear and Clearstream as direct participants in DTC, acquired in the Exchange Offer by participants in those clearing systems.

Payments on Exchange Notes

Payments of any cash amounts owing in respect of the exchange notes will be made by us in U.S. dollars to the CDI Depositary. Under a deposit agreement between our company and the CDI Depositary (the “Deposit Agreement”), the CDI Depositary will make payments of cash amounts on the CDIs to DTC upon receipt by it; DTC will then distribute those payments to participants in accordance with its procedures, including to Euroclear and Clearstream.

Issuance of Definitive Registered Exchange Notes

Under the terms of the Indenture and the Deposit Agreement, book-entry interests in CDIs representing interests in the Global Notes will be exchangeable in whole but not in part for individual definitive registered notes (“Definitive Registered Notes”) only if (A) (i) the NBB ceases to operate the X/N System and (ii) a successor is not appointed within 15 days of notice of such event, (B) both Euroclear and Clearstream notify us that they are unwilling or unable to continue to act as, or cease to be, clearing agencies in respect of the exchange notes and a successor depositary is not appointed by us within 15 days of notice of such event, (C) DTC notifies us that it is unwilling or unable to continue to act as depositary or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by the CDI Depositary at our request within 15 days of notice of such event, (D) the CDI Depositary is at any time unwilling or unable to continue as CDI Depositary and a successor CDI Depositary is not appointed by us within 15 days of its giving notification thereof to us or (E) if, as a result of any amendment to, or change in, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of Belgium or any other relevant taxing jurisdiction affecting taxation, or any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) that become effective on or after the date of the Indenture, we determine that continuing to settle the exchange notes through the X/N System would require us on the occasion of the next payment due in respect of the exchange notes to make a deduction or withholding from any payment in respect of the exchange notes which would not then be required in respect of Definitive Registered Notes.

In the event that Definitive Registered Notes become issuable pursuant to clause (A) above:

(i)	we shall (a) issue Definitive Registered Notes in an aggregate principal amount equal to the principal amount of the Global Notes and (b) instruct the Domiciliary Agent to request the NBB to cancel the Global Notes within five business days after such request; and

(ii)	The Bank of New York Mellon, New York Branch, shall (a) arrange for Definitive Registered Notes to be issued in the amount of and in the name of the holders of book-entry interests in the CDIs representing interests in the Global Notes (for the latter, based on instructions received by it from the CDI Depositary, in turn based on instructions from DTC); (b) upon cancelation of the Global Notes by the NBB arrange for the entry of the Definitive Registered Notes in the register kept by us and the delivery of certificates evidencing the entry of the Definitive Registered Notes in such register in the name of the relevant holders of book entry interests.

In the event that Definitive Registered Notes become issuable pursuant to clause (B) or (E) above:

(i)	The Bank of New York Mellon, New York Branch, shall deliver to us a request for the issue of Definitive Registered Notes in an aggregate principal amount equal to the principal amount of the Global Notes;

(ii)	we shall (a) issue Definitive Registered Notes in an aggregate principal amount equal to the principal amount of the Global Notes and (b) instruct the Domiciliary Agent to request the NBB to cancel the Global Notes within five business days after such request; and

(iii)	the Bank of New York Mellon, New York Branch, shall: (a) arrange for Definitive Registered Notes to be issued in the amount of and in the name of the holders of book-entry interests in the CDIs representing interests in the Global Notes (for the latter, based on instructions received by it from the CDI Depositary, in turn based on instructions from DTC); (b) arrange for the entry of the Definitive Registered Notes in the register kept by us and the delivery of certificates evidencing the entry of the Definitive Registered Notes in such register in the name of the relevant holders of book-entry interests.

In the event that Definitive Registered Notes become issuable pursuant to clause (C) or (D) above:

(i)	we shall (a) issue Definitive Registered Notes in an aggregate principal amount equal to the principal amount of the Global Notes and (ii) instruct the Domiciliary Agent to request the NBB to cancel the Global Notes within five business days after such request; and

(ii)	the substitute to the CDI’s depositary shall (a) arrange for Definitive Registered Notes to be issued in the amount of and in the name of the holders of book-entry interests in the CDIs representing interests in the Global Notes (based on instructions received by it from the CDI Depositary, in turn based on instructions from DTC) and (b) arrange for the entry of the Definitive Registered Notes in the register kept by us and the delivery of certificates evidencing the entry of the Definitive Registered Notes in such register in the name of the relevant holders of book-entry interests.

In addition, book-entry interests in CDIs representing interests in the Global Notes will be exchangeable in whole or in part for Definitive Registered Notes at the request of any holder of such book-entry interests within 60 days following notice given by us or the Trustee of an Event of Default described in clauses (1), (2), (6) or (7) under “Description of the Exchange Notes—Events of Default”, with respect to the exchange notes. Any such request must include the principal amount of the Definitive Registered Notes to be issued at the request of such holder, together with such holder’s name and account number in the X/N System, DTC, Euroclear and/or Clearstream, as the case may be.

In the event that the Domiciliary Agent receives a request to issue Definitive Registered Notes as described in the preceding paragraph, the Domiciliary Agent shall: (A) notify us of such holder’s request; (B) deliver to the

NBB a “schedule of amendment of the principal” to be annexed, according to the provisions of the clearing agreement among our company, the Domiciliary Agent and the NBB (the “Clearing Agreement”), to the Global Note reflecting the remaining principal amount of the Global Note (after giving effect to the issuance of the Definitive Registered Notes as described in this paragraph); and (C) notify the registrar thereof of the amount of and the name in which such Definitive Registered Notes are to be issued, based on the details provided in such holder’s request, in order that the registrar (i) enter the Definitive Registered Notes in the register and (ii) cause the delivery of certificates evidencing the entry of the Definitive Registered Notes in such register in the name of such holder. The CDI Depositary will, whenever the aggregate principal amount of any Global Note is reduced, reduce the aggregate principal amount of the CDIs by an equal amount. Definitive Registered Notes will not be eligible for settlement through the X/N System.

Transfers

The Global Note may only be transferred in accordance with the Indenture and the Clearing Agreement. The CDIs may be transferred only in accordance with the Deposit Agreement and the procedures of DTC. The Clearing Agreement provides that the Global Note will represent the entries in the securities accounts at the X/N System and constitute a unique deposit governed by the principle of fungibility.

Definitive Registered Notes may be transferred only in accordance with the Indenture and in accordance with the following procedure:

Holders of the Definitive Registered Notes will be recorded in the register kept by us, or an agent appointed by us. Title to the Definitive Registered Notes will pass upon the registration of transfer in the register. Our company, its paying agents and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the registered Holder of any Definitive Registered Note as the absolute owner for all purposes (whether or not the Note shall be overdue and notwithstanding any notice of ownership or writing on such Definitive Registered Note or any notice of previous loss or theft of such Definitive Registered Note or of any trust or interest therein). Transfer of the Definitive Registered Notes will only be registered upon the surrender of the Definitive Registered Notes being transferred at the specified office of our company or a paying agent. Our company, the Trustee and each paying agent may require appropriate endorsement or transfer documents and the payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers or exchanges.

Notwithstanding the foregoing, we will not be required to register the transfer of any of the Definitive Registered Notes selected for redemption or due to be redeemed:

(1)	for a period of 5 days before the date fixed for redemption; or

(2)	for a period of 5 days before an interest payment date.

Secondary Market Trading

Secondary market trading of book-entry interests in CDIs representing interests in the exchange notes held and settled through DTC, Euroclear or Clearstream as direct participants in DTC will be conducted in accordance with the normal rules and operating procedures of DTC, Euroclear or Clearstream.

Redemption

In the event any Global Note is redeemed, the CDI Depositary will redeem an equal amount of the CDIs and the book-entry interests therein. The redemption price payable in connection with the redemption of CDIs and the book-entry interests will be equal to the amount received by the CDI Depositary in connection with the redemption of the Global Note. We understand that under existing practices of DTC, if less than all of the exchange notes are to be redeemed at any time, DTC will credit its participants’ accounts on a proportionate basis with adjustments to prevent fractions or by lot or on such other basis as DTC deems fair and appropriate.

Action by Owners of Book-Entry Interests

Promptly after receipt by the CDI Depositary of notice of any solicitation of consents or request for a waiver or other action by the Holders (by meeting or otherwise), or of any offer to purchase or other action of us, in respect of the Global Note, the CDI Depositary will mail to DTC a notice containing:

(1)	such information as is contained in the notice received by the CDI Depositary; and

(2)	a statement as to the manner in which Holders of the exchange notes as of a specified record date may give instructions as to the consent, waiver or other action (by meeting or otherwise), if any pertaining to the exchange notes, the Indenture or the Deposit Agreement.

In addition, the CDI Depositary will forward to DTC or, based upon instructions received from DTC, to the owners of the book-entry interests in the CDIs, all material pertaining to such solicitation, request, offer or other action (by meeting or otherwise). Upon the written request of DTC, the CDI Depositary shall endeavor insofar as practicable to take such action regarding the request, consent, waiver, offer or other action in respect of the Global Note in accordance with any instruments set forth in such request. DTC may grant proxies, sub-proxies or otherwise authorize participants or indirect participants to provide such instruction to the CDI Depositary so that it may exercise any rights of a holder of Notes or take any other actions which a holder is entitled to take under the Indenture governing the exchange notes. Neither the CDI Depositary nor DTC will exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of the Global Note.

DTC will take any action permitted to be taken by a holder under the Indenture governing the exchange notes on behalf of a DTC participant only in accordance with its relevant rules and procedures and subject to the CDI Depositary’s ability to effect such actions on its behalf.

Notices

If and so long as any Global Note is represented by one or more CDIs and ownership of book-entry interests therein are shown on the records of DTC or any successor clearing agency appointed by the CDI Depositary at our request, notices will also be delivered to each such applicable clearing agency for communication to the owners of such book-entry interests. Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Notices regarding the exchange notes will be, in the case of Definitive Registered Notes, mailed to Holders by first-class mail at their respective addresses as they appear on the register kept by us or any agent appointed by us.

Charges of Depositary

We have agreed to pay all charges of the CDI Depositary under the Deposit Agreement. We have also agreed to indemnify the CDI Depositary against certain liabilities incurred by it under the Deposit Agreement.

Amendment and Termination of the Deposit Agreement

The Deposit Agreement may be amended or supplemented by us and the CDI Depositary without notice to or consent of the holder of the relevant CDIs or any owner of book-entry interests therein

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to add to the covenants and agreements of our company and/or the CDI Depositary;

(3)	to effectuate the assignment of the CDI Depositary’s rights and duties to a qualified successor;

(4)	to comply with the U.S. federal and Belgian securities and/or tax laws or any other applicable rule or regulation; or

(5)	to modify, alter, amend or supplement the Deposit Agreement in any other manner that is not adverse to DTC or the holders of the book-entry interests.

Except as set forth above, no amendments that adversely affect the nominee for DTC or the holders of the book-entry interests in the CDIs may be made to the Deposit Agreement without the consent of the nominee for DTC or such holders, as the case may be.

Upon issuance of Definitive Registered Notes in exchange for book-entry interests in the CDIs therein constituting the entire principal amount of the Global Note held pursuant to the Deposit Agreement, the Deposit Agreement will terminate. The Deposit Agreement may be terminated upon the resignation of the CDI Depositary if no successor has been appointed within 120 days as set forth above. Owners of book-entry interests in the CDIs are deemed to have notice of the Deposit Agreement and shall be bound by all of its terms and conditions by acceptance of such book-entry interests.

Obligation of the Depositary

The CDI Depositary will assume no obligation or liability under the Deposit Agreement other than to use good faith and reasonable care in the performance of its respective duties under such agreement.

The Clearing Systems

NBB

The NBB is the central bank of Belgium. The NBB operates the X/N System for, among other securities, corporate debt securities that may be traded on a fungible basis. In order for the exchange notes to be traded on a fungible basis, each purchaser of exchange notes will agree and will be deemed to have, agreed to the application of the fungibility system as provided for in Royal Decree No. 62 of November 10, 1967 on the promotion of the circulation of securities, as amended. The X/N System is accessible to investors and financial intermediaries through its participants. The participants include most Belgian banks, some Luxembourg banks, Belgian investment firms, Euroclear and Clearstream. With respect to the exchange notes, the only participant that will be able to hold exchange notes directly in the X/N System will be Euroclear. See “—Form of Notes” above. For a description of the tax implications of the clearing of the exchange notes through the X/N System and a description of the Eligible Investors qualified to hold the exchange notes (directly or indirectly), see “Tax Considerations—Material Belgian Tax Considerations—Belgian Withholding Tax”. The location of the NBB is Boulevard de Berlaimont, 14 B-1000 Brussels, Belgium.

DTC

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, trust companies and clearing corporations (including Euroclear and Clearstream) and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

The location of DTC is 55 Water Street, New York, New York 10041 U.S.A.

Euroclear and Clearstream

Euroclear and Clearstream each hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide to their respective participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream participants are financial institutions throughout the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others, such as banks, brokers, dealers and trust companies which clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

Distributions of principal and interest with respect to book-entry interests in CDIs representing interests in the exchange notes held in DTC through Euroclear or Clearstream as direct participants in DTC will be credited, to the extent received by The Bank of New York Mellon, to the cash accounts of Euroclear or Clearstream participants in accordance with the relevant system’s rules and procedures.

The location of Euroclear is: 1 Boulevard du Roi Albert II, B-1210 Brussels, Belgium. The location of Clearstream is: 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg.

CERTAIN TAX CONSIDERATIONS

The following discussion, subject to the limitations set forth below, describes material Belgian and United States tax considerations relating to your ownership and disposition of notes. This discussion does not purport to be a complete analysis of all tax considerations in Belgium or the United States and does not address tax treatment of holders of notes under the laws of other countries. Holders of notes who are resident in countries other than Belgium or the United States along with holders that are resident in those countries, are urged to consult with their own tax advisors as to which countries’ tax laws could be relevant to them.

Material Belgian Tax Considerations

The following is a summary of the principal Belgian tax consequences for investors of receiving interest in respect of, and exchanging for or disposing of, a book-entry interest in exchange notes, whether directly or indirectly through a book-entry interest in a certificated depositary interest representing an interest in such exchange notes and is of a general nature based on our understanding of current law and practice. Except as otherwise indicated, this summary only addresses the position of investors who do not have any connection with Belgium other than the holding of exchange notes. Investors should consult their professional advisers on the possible tax consequences of exchanging for, purchasing, holding or selling exchange notes under the laws of their countries of citizenship, residence, ordinary residence or domicile.

The present section does not address the tax situation of persons residing in Belgium.

Tax Consequences for Holders not Participating in the Exchange Offer

The exchange of original notes for exchange notes pursuant to the Exchange Offer (the “Exchange”) will not result in a taxable event for non-tendering holders. Upon consummation of the Exchange, non-tendering holders will be in the same position for all useful Belgian tax purposes as immediately prior to the Exchange Offer.

Tax Consequences for Holders Participating in the Exchange Offer

Belgian Income Tax Consequences of the Exchange

Non-resident individuals or legal entities are, in principle, not subject to Belgian income tax on capital gains realized and accrued interest paid or attributed upon the exchange of the original notes for exchange notes, unless the non-resident holds the original notes as part of a business conducted in Belgium through a fixed base or a Belgian establishment. In such a case, investors should consult their professional advisers as to the calculation of the taxable basis and any Belgian withholding tax.

Belgian Withholding Tax

Exchange Notes in Book-Entry Form

The interest component of payments on exchange notes is, as a rule, subject to Belgian withholding tax at the rate of 15%, subject to such relief as may be available under applicable domestic or tax treaty provisions.

All payments of interest by or on behalf of us shall be made without deduction of withholding tax for exchange notes held in book-entry form by eligible investors (the “Eligible Investors”) in an exempt securities account with the X/N System or with a participant or sub-participant in such system (a “Participant”).

Eligible Investors are those persons referred to in Article 4 of the Royal Decree of May 26, 1994, including, amongst others:

1.	Belgian resident companies subject to corporate income tax within the meaning of Article 2, §1, 5° b of the Income Tax Code 1992 (“ITC 1992”);

2.	without prejudice to Article 262, 1° and 5° of ITC 1992, Belgian insurance or pension undertakings within the meaning of Article 2, §3 of the Law of July 9, 1975 on supervision of insurance companies (other than those referred to in points 1° and 3° of said Article);

3.	state-linked social security organizations and institutions assimilated therewith within the meaning of Article 105, 2° of the Royal Decree of August 27, 1993 implementing ITC 1992;

4.	non-residents of Belgium within the meaning of Article 105, 5° of said Royal Decree of August 27, 1993;

5.	mutual funds within the meaning of Article 115 of said Royal Decree of August 27, 1993;

6.	companies, entities or partnerships within the meaning of Article 227, 2° of ITC 1992 which are subject to non-resident income tax in Belgium in accordance with Article 233 of ITC 1992 and whose exchange notes are held as part of a taxable business activity in Belgium;

7.	the Belgian State, with respect to its investments exempted from withholding tax in accordance with Article 265 of ITC 1992;

8.	mutual funds organized under foreign law which are structured as an undivided estate managed by a management company on behalf of certificate holders, provided that their certificates are not publicly offered or otherwise marketed in Belgium; and

9.	Belgian resident companies not referred to in point 1 above whose sole or principal activity consists of granting credits or loans.

Eligible Investors do not include natural persons residing in Belgium or not-for-profit organizations (other than those referred to in points 2 and 3 above). Participants in the X/N System must keep the exchange notes they hold for non-Eligible Investors in a non-exempt securities account (an “N-Account”). All payments of interest on such exchange notes will be made subject to deduction of withholding tax at the rate of 15%. In addition, the transfer of exchange notes by holders of an N-Account is subject to withholding tax at the rate of 15% on the pro rata interest accrued since the last preceding Interest Payment Date.

Upon opening an exempt securities account with the X/N System or with a Participant, an Eligible Investor is required to certify its eligible status on a standard form approved by the Minister of Finance. There are no ongoing certification requirements for Eligible Investors, but direct Participants are required to annually report to the X/N System as to the eligible status of each holder for whom they hold exchange notes in an exempt securities account.

In addition, an exempt securities account may be opened with a Participant by an intermediary (an “Intermediary”) in respect of exchange notes that such Intermediary holds for the account of its clients (the “Beneficial Owners”), provided that each Beneficial Owner is an Eligible Investor. In such a case, the Intermediary is required to certify on a standard form approved by the Minister of Finance that (i) it is an Eligible Investor, and (ii) the Beneficial Owners holding their exchange notes through it are also Eligible Investors. A Beneficial Owner is also required to certify its eligible status on a standard form approved by the Minister of Finance and to be delivered to the Intermediary.

However, none of these certification or reporting requirements apply in respect of exchange notes held in Euroclear or Clearstream in their capacity as Participants to the X/N System, provided that Euroclear or Clearstream must be able to identify each holder for whom they hold exchange notes in an Exempt Account.

In accordance with rules and procedures of the X/N System, a holder of our exchange notes who is withdrawing exchange notes from an exempt securities account may, following payment of interest accrued on such exchange notes since the last preceding Interest Payment Date, be entitled to claim an indemnity from the Belgian tax authorities of an amount equal to the withholding tax, if any, applied on interest payable on the exchange notes for the period running from the last preceding Interest Payment Date through the date of withdrawal of the exchange notes from the X/N System.

Definitive Registered Notes

Definitive Registered Notes will not be eligible for clearing and settlement through the X/N System. Payments of interest on Definitive Registered Notes will in principle be subject to Belgian withholding tax at the rate of 15%, subject to such relief as may be available under domestic or tax treaty provisions.

Payments of interest by or on behalf of us will be made without deduction of withholding tax in respect of Definitive Registered Notes held by non-residents of Belgium or certain Belgian financial institutions (and assimilated entities) or certain state-linked social security organizations (and institutions assimilated therewith), subject to the following requirements (and certain identification formalities):

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interest payments on Definitive Registered Notes are exempt from Belgian interest withholdings tax if made to non-residents of Belgium within the meaning of Article 105, 5° of the Royal Decree of August 27, 1993 implementing ITC 1992, provided the Issuer satisfies during the entire expired term of the Definitive Registered Notes the following requirements: (i) it is a Belgian tax resident entity (or Belgian establishment of a non-Belgian tax resident entity), (ii) during the taxable period that precedes the attribution or payment of interest, the Issuer owned shares qualifying as fixed financial assets of which the acquisition value represents on average at least 50% of the balance total of the Issuer at the moment of closing of the accounting year that is linked to that taxable period, and (iii) the shares of the Issuer are listed on a regulated market as provided for in Article 264, first indent, 2°bis ITC 1992, or the shares of the Issuer are at least 50% directly or indirectly held by a company (a) the shares of which are listed on a regulated market as provided for in Article 264, first indent, 2°bis ITC 1992, (b) that is subject to corporate income tax or a foreign tax similar to the corporate income tax, and (c) that is not subject to a tax regime deviating from the regular tax regime and does not benefit from a substantially more favorable tax regime than the Belgian corporate income tax;

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interest payments on Definitive Registered Notes are exempt from Belgian interest withholding tax if made to Belgian financial institutions or assimilated entities within the meaning of article 105, 1° of the Royal Decree of August 27, 1993 implementing ITC 1992, provided that such a financial institution or assimilated entity certifies on each Interest Payment Date in a form delivered to us, that (i) it was the legal owner, or held the usufructus of the Definitive Registered Notes during the entire interest period to which the interest payment relates, and (ii) the Definitive Registered Notes have been registered with us in the name of such investor during the entire interest period to which the interest payment relates; and

•

interest payments on Definitive Registered Notes are exempt from Belgian interest withholding tax if made to state linked social security organizations and institutions assimilated therewith within the meaning of Article 105, 2° of the Royal Decree of August 27, 1993 implementing ITC 1992, provided that such an organization or institution certifies on each Interest Payment Date in a form delivered to us that (i) it was the legal owner, or held the usufructus of the Definitive Registered Notes during the entire interest period to which the interest payment relates, and (ii) the Definitive Registered Notes have been registered with us in the name of such investor during the entire interest period to which the interest payment relates.

In addition, Belgium has concluded tax treaties with multiple countries, reducing the interest withholding tax to 10%, 5% or 0% for residents of those countries. As such a full relief from Belgian withholding tax will be available under the income tax treaty between the United States and Belgium (the “Treaty”), subject to certain identification formalities and other requirements, such as the limitation of benefit clauses in the Treaty, for interest paid by or on behalf of us on the Definitive Registered Notes provided the beneficial owner of that interest is a U.S. tax resident.

EU Savings Directive

Under European Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”), each Member State of the European Union is required to provide to the tax authorities of another Member State details of payments of interest (or other similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. As from 1 January 2010 Belgium applies these rules and decided to abandon the transitional withholding system that was set up for Belgium, Luxembourg and Austria.

Holders of our exchange notes should consult their own tax advisers regarding the implications of the Savings Directive in their particular circumstances.

Capital Gains

Capital gains realized with respect to the exchange notes are subject to Belgian tax only if the exchange notes are held as part of a taxable business activity in Belgium. Outside the framework of a taxable business activity in Belgium, capital gains realized with respect to the exchange notes may be taxable in Belgium if they are realized outside the framework of the normal management of a private estate and if the income is received in Belgium, although income tax treaties traditionally grant the sole taxing jurisdiction to the resident state in such case.

Transfer Taxes

A stamp tax may be levied at the rate of 0.07% on the sale and on the purchase and any other acquisition or transfer for consideration (including, for the avoidance of doubt, an exchange) of exchange notes in the Belgium secondary market, provided that such transaction is carried out through intermediation of a professional intermediary in Belgium. Such tax will be limited to a maximum amount of €500 per taxable transaction and per party. An exemption from this tax is available under Article 126/1, 2° of the Code on Miscellaneous Duties and Taxes as regards parties to securities trades who are intermediaries within the meaning of Article 2, 9° and 10° of the Law of August 2, 2002 on the supervision of the financial sector and financial services, acting for their own account, insurance undertakings within the meaning of Article 2, §1 of the Law of July 9, 1975 on supervision of insurance companies, institutions for occupational retirement provisions (instellingen voor bedrijfspensioenvoorziening / institutions de retraite professionnelle) within the meaning of Article 2, 1° of the Law of October 27, 2006 regarding the control of institutions for occupational retirement provisions, collective investment schemes or non-residents.

Material United States Federal Income Tax Considerations

IRS CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; (B) SUCH DISCUSSION IS NOT INTENDED OR WRITTEN TO BE USED AND CANNOT BE USED BY ANY PERSON FOR THE PURPOSE OF AVOIDING ANY TAX PENALTIES THAT MAY BE IMPOSED ON SUCH PERSON UNDER THE CODE; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of material U.S. federal income tax consequences of the exchange of old notes for exchange notes pursuant to this exchange offer and of ownership and disposition of exchange notes. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is not binding on the Internal Revenue Service (the “Service”) or on the courts, and no ruling will be sought from the Service with respect to the statements made and the conclusions reached in this summary. There can be no assurance that the Service will agree with such statements and conclusions.

This summary is limited to the U.S. federal income tax consequences of those persons who are the original beneficial owner of the notes, who exchange old notes for exchange notes in this exchange offer and who hold the old notes as capital assets within the meaning of Section 1221 of the Code, which we refer to as “Holders.” This summary does not address specific tax consequences that may be relevant to particular persons, including banks, financial institutions, broker-dealers, insurance companies, real estate investment trusts, regulated investment companies, partnerships or other pass-through entities, expatriates, tax-exempt organizations and persons that have a functional currency other than the U.S. dollar or persons in special situations, such as those who have elected to mark securities to market or those who hold the notes as part of a straddle, hedge, conversion transaction or other integrated investment. In addition, this summary does not address U.S. federal alternative minimum tax consequences, estate and gift tax consequences, consequences under the tax laws of any state, local or foreign jurisdiction, or consequences under any U.S. federal tax laws other than income tax law.

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of a Note that is, or is treated as, for U.S. federal income tax purposes, (a) an individual who is a U.S. citizen or resident, (b) a corporation or other entity taxable as such created or organized under the laws of the United States or any political subdivision thereof, (c) an estate the income of which is subject to U.S. federal income tax on a net basis with respect to its worldwide income, or (d) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership or other entity taxable as a partnership holds notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisor regarding the tax consequences of the exchange of old notes for exchange notes pursuant to this exchange offer.

This summary is for general information only. Persons considering the exchange of old notes for exchange notes, are urged to consult their own tax advisors concerning the U.S. federal income tax consequences to them of exchanging the notes and of holding and disposing of the notes, as well as the application of state, local and foreign tax laws and U.S. federal tax laws other than income tax law.

Exchange of an Old Note for an Exchange Note Pursuant to this Exchange Offer

The exchange of the old notes for the exchange notes in the exchange offer described herein will not constitute a significant modification of the terms of the old notes and thus will not constitute a taxable exchange for U.S. federal income tax purposes. Rather, the exchange notes will be treated as a continuation of the old notes. Consequently, a Holder will not recognize gain or loss upon receipt of the exchange notes in the exchange offer, the Holder’s basis in the exchange notes will be the same as its basis in the old notes immediately before the exchange, and the Holder’s holding period in the exchange notes will include its holding period in the old notes.

Taxation of Interest and Additional Amounts

Interest paid on a Note (including any Additional Amounts paid as a result of the imposition of Belgian withholding taxes or other amounts paid to or on behalf of the U.S. Holder (see “Descriptions of the Notes—Payment of Additional Amounts”)) will be included in the income of a U.S. Holder as ordinary interest income at the time it is treated as received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

Foreign Tax Credits; Source

Interest received or accrued on the Notes (including Additional Amounts, if any (see “Description of the Notes—Payments of Additional Amounts”)) will constitute income from sources outside the United States. If Belgian withholding taxes are imposed, U.S. Holders will be treated as having actually received an amount equal to the amount of such taxes and as having paid such amount to the relevant taxing authority. As a result, the amount of interest income included in gross income by a U.S. Holder will be greater than the amount of cash actually received by the U.S. Holder. A U.S. Holder may be able, subject to certain generally applicable limitations, to claim a foreign tax credit or a deduction for Belgian withholding taxes imposed on payments of interest (including Additional Amounts). The calculation of U.S. foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign taxes, the availability of deductions involves the application of complex rules that depend on a U.S. Holder’s particular circumstances. U.S. Holders should, therefore, consult their tax advisors regarding the application of the U.S. foreign tax credit rules to interest income (including Additional Amounts) on the Notes.

Sale, Redemption, Retirement and Other Disposition of the Notes

In general, a U.S. Holder will recognize gain or loss on the sale, redemption, retirement or other disposition of a Note in an amount equal to the difference between (i) the amount realized (other than any amount attributable to accrued but unpaid stated interest, which will be taxable as such) and (ii) the U.S. Holder’s adjusted tax basis in the Note at the time. A U.S. Holder’s adjusted tax basis in a Note will generally equal the acquisition cost of such Note to the U.S. Holder. Gain or loss recognized on the sale, retirement or other disposition of a Note will generally be capital gain or loss. Net capital gains derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation for certain non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to certain limitations. Gain recognized by a U.S. Holder on the sale or other disposition of a Note will generally be U.S.-source gain and loss so recognized will generally be allocated to reduce U.S. source income. Prospective investors should consult their tax advisors as to the U.S. tax and foreign tax credit implications of such sale, redemption, retirement or other disposition of a Note.

Back-up Withholding and Information Reporting

Payment of principal, premium and interest (including Additional Amounts, if any (see “Description of the Notes—Payments of Additional Amounts”)) on the Notes and the proceeds from sale or other disposition of the Notes by certain non-corporate holders may be subject to U.S. information reporting and backup withholding. A U.S. Holder generally will be subject to U.S. information reporting and backup withholding unless the recipient of such payment supplies an accurate taxpayer identification number, as well as certain other information, or otherwise establishes an exemption in the manner prescribed by law. The payment of principal, premium, or interest on or the proceeds from the disposition of Notes to or through a U.S. paying agent or the U.S. office of a broker will be subject to U.S. information reporting and backup withholding unless the owner certifies its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption. Back-up withholding is not an additional tax and is generally allowable as a refund or a credit against the holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes only where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days from the first effective date of the registration statement of which this prospectus is a part (or such earlier time when a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods or resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days from the first effective date of the registration statement of which this prospectus is a part (or such earlier time when a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the performance of our obligations in relation to the exchange offer. We will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

ENFORCEMENT OF CIVIL LIABILITIES

Delhaize Group, the issuer of the exchange notes, is a Belgian company and substantially all of its directors and officers are residents of Belgium. Although Delhaize Group has substantial assets in the United States through its ownership of Delhaize America, a portion of its assets and of the assets of its directors and officers will be located outside of the United States. Consequently, U.S. investors may find it difficult in a suit based upon the civil liability provisions of U.S. federal securities laws to:

•	effect service of process within the United States on Delhaize Group and its directors and officers outside of the United States;

•	enforce judgments obtained in U.S. courts against Delhaize Group and its directors and officers in courts outside the United States; and

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enforce against Delhaize Group and its directors and officers in Belgium, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon U.S. federal securities laws.

The United States currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the enforcement of judgments of U.S. courts might be successful only if the Belgian court confirms the substantive correctness of the judgment of the U.S. court, and is satisfied that:

•	the effect of the enforcement of judgment is not manifestly incompatible with Belgian public policy;

•	the judgment did not violate the rights of the defendant;

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the judgment was not rendered in a matter where the parties transferred rights subject to transfer restrictions with the sole purpose of avoiding the application of the law applicable according to Belgian international law;

•	the judgment is not subject to further recourse under U.S. law;

•	the judgment is not incompatible with a judgment rendered in Belgium or with a subsequent judgment rendered abroad that might be enforced in Belgium;

•	a claim was filed both outside Belgium and in Belgium, whereas the claim filed in Belgium is still pending;

•	the Belgian courts did not have exclusive jurisdiction to rule on the matter;

•	the U.S. court did not accept its jurisdiction solely on the basis of either the nationality of the plaintiff or the location of the disputed goods; and

•	the judgment submitted to the Belgian court is authentic.

In addition, with regard to the enforcement through legal proceedings in Belgium (including the exequatur of foreign court decisions in Belgium), a registration tax at the rate of 3% of the amount of the judgment is payable by the debtor, if the sum of money which the debtor is ordered to pay by a Belgian court, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium, or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The registration tax is payable by the debtor. The creditor is jointly liable up to a maximum of one-half of the amount the creditor recovers from the debtor.

LEGAL MATTERS

The validity of the exchange notes and certain matters relating to the offering will be passed upon for us by Freshfields Bruckhaus Deringer LLP, our Belgian counsel. Certain legal matters with respect to the exchange notes and the guarantees are being passed upon for us by Hunton & Williams LLP, Washington, D.C., who are acting as our New York, Florida and Delaware counsel. Certain legal matters with respect to the guarantees are being passed upon for us by the General Counsel of our subsidiary Delhaize America, LLC, who is acting as our North Carolina counsel; the in-house counsel of our subsidiary Hannaford Bros. Co., who is acting as our Maine counsel; Verrill Dana LLP, who are acting as our Massachusetts counsel; and Pierson Wadhams Quinn Yates & Coffrin, who are acting as our special Vermont counsel.

EXPERTS

The consolidated financial statements of Delhaize Group incorporated in this prospectus by reference from Delhaize Group’s annual report on Form 20–F for the year ended December 31, 2009, and the effectiveness of Delhaize Group’s internal control over financial reporting as of December 31, 2009, have been audited by DELOITTE Bedrijfsrevisoren / Reviseurs d’Entreprises BVo.v.v.e. CVBA/SC s.f.d. SCRL, an independent registered public accounting firm and member of the Institut des Réviseurs d’Entreprises/Instituut der Bedrijfsrevisoren, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

With respect to our unaudited financial information for the nine-month period ended September 30, 2010 and 2009, incorporated in this prospectus, DELOITTE Bedrijfsrevisoren / Reviseurs d’Entreprises BVo.v.v.e. CVBA/SC s.f.d. SCRL, an independent registered public accounting firm, reported that they have applied limited procedures for a review of such information in accordance with the standards of the Public Company Accounting Oversight Board (United States). However, their separate report included in Delhaize Group’s Report on Form 6-K/A dated as of January 7, 2011, incorporated by reference in this prospectus states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. DELOITTE Bedrijfsrevisoren / Reviseurs d’Entreprises BVo.v.v.e. CVBA/SC s.f.d. SCRL are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of a registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the exchange notes in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover.

Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize)

(Delhaize Brothers and Co. “The Lion” (Delhaize Group))

Offer to Exchange

all outstanding 5.70% Senior Notes due 2040

($827,163,000 principal amount)

issued on October 8, 2010

for

5.70% Senior Notes due 2040

($827,163,000 principal amount)

which have been registered under the Securities Act of 1933

PROSPECTUS

We have not authorized anyone to give you any information or to make any representations about the transactions we discuss in this prospectus other than those contained herein or in the documents we incorporate herein by reference. If you are given any information or representations about these matters that is not discussed or incorporated in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus offered hereby does not, under any circumstances, mean that there has not been a change in our affairs since the date hereof. It also does not mean that the information in this prospectus or in the documents we incorporate herein by reference is correct after this date.

Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.	Indemnification of Directors and Officers

Under Belgian law, the directors of a company may be liable for damages to the company in case of improper performance of their duties. Delhaize Group’s directors may be liable to Delhaize Group and to third parties for infringement of Delhaize Group’s articles of association or Belgian company law. Under certain circumstances, directors may be criminally liable. Delhaize Group maintains liability insurance for the benefit of its directors and executive officers.

In order to provide enhanced liability protection for its directors and to attract and retain highly qualified individuals to act as directors, Delhaize Group’s Board of Directors approved on May 3, 2005 the undertaking of Delhaize Group to indemnify Mr. Pierre-Olivier Beckers, Baron Georges Jacobs, Count Arnoud de Pret Roose de Calesberg, Count Richard Goblet d’Alviella, Mr. Robert J. Murray, Dr. William L. Roper and Mr. Didier Smits and all future directors to the maximum extent permitted by law, except if the liability or expense is covered by insurance taken by Delhaize Group or if the liability of a director would arise out of such director’s fraud or willful misconduct.

ITEM 21.	Exhibits and Financial Schedules

A list of exhibits included as part of this Registration Statement is set forth on the Exhibit Index, which immediately precedes the exhibits and is incorporated by reference herein.

ITEM 22.	Undertakings

Each of the undersigned registrants hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20–F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that each registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(e) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(g) That, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and to arrange or provide for a facility in the United States for the purpose of responding to such requests. This include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(i) To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the issue has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brussels, Kingdom of Belgium, on January 7, 2011.

ETABLISSEMENTS DELHAIZE FRÈRES ET CIE “LE LION” (GROUPE DELHAIZE)

By:	/s/ Pierre-Olivier Beckers
Name:	Pierre-Olivier Beckers
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 7, 2011.

Signature	Title

/s/ Count Georges Jacobs	Chairman of the Board
Count Georges Jacobs

/s/ Pierre-Olivier Beckers	President and Chief Executive Officer, Director
Pierre-Olivier Beckers	(Principal Executive Officer)

/s/ Stéfan Descheemaeker	Executive Vice President and Chief Financial Officer
Stéfan Descheemaeker	(Principal Financial and Accounting Officer)

/s/ G. Linn Evans	Vice President
G. Linn Evans	(Authorized Representative in the United States)

/s/ Claire H. Babrowski	Director
Claire H. Babrowski

Director
Count Arnoud de Pret Roose de Calesberg

Signature	Title

/s/ François Cornélis	Director
François Cornélis

/s/ Jacques de Vaucleroy	Director
Jacques de Vaucleroy

/s/ Hugh G. Farrington	Director
Hugh G. Farrington

/s/ Count Richard Goblet d’Alviella	Director
Count Richard Goblet d’Alviella

/s/ Robert J. Murray	Director
Robert J. Murray

/s/ Didier Smits	Director
Didier Smits

/s/ Jack L. Stahl	Director
Jack L. Stahl

/s/ Baron Luc Vansteenkiste	Director
Baron Luc Vansteenkiste

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on January 7, 2011.

DELHAIZE US HOLDING, INC.

By:	/s/ Garrett D. Bowne, IV
Name:	Garrett D. Bowne, IV
Title:	Treasurer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 7, 2011.

Signature	Title

/s/ Pierre-Olivier Beckers	President and Director
Pierre-Olivier Beckers	(Principal Executive Officer)

/s/ Garrett D. Bowne, IV	Treasurer and Director
Garrett D. Bowne, IV	(Principal Financial and Accounting Officer)

/s/ Michael R. Waller	Secretary and Director
Michael R. Waller

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on January 7, 2011.

DELHAIZE AMERICA, LLC

By:	/s/ Garrett D. Bowne, IV
Name:	Garrett D. Bowne, IV
Title:	Vice President, Finance, Treasurer and Operations Controller

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 7, 2011.

Signature	Title

/s/ Pierre-Olivier Beckers	President and Chief Executive Officer, Director
Pierre-Olivier Beckers	(Principal Executive Officer)

/s/ Stéfan Descheemaeker	Executive Vice President and Chief Financial
Stéfan Descheemaeker	Officer (Principal Financial Officer)

/s/ Carol M. Herndon	Executive Vice President—Accounting and Analysis
Carol M. Herndon	Chief Accounting Officer
(Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on January 7, 2011.

FOOD LION, LLC

By:	/s/ G. Linn Evans
Name:	G. Linn Evans
Title:	Senior Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 7, 2011.

Signature	Title

/s/ Catherine Green Burns	President and Manager
Catherine Green Burns	(Principal Executive Officer)

/s/ Garrett D. Bowne, IV	Treasurer
Garrett D. Bowne, IV	(Principal Financial and Accounting Officer)

/s/ Pierre-Olivier Beckers	Manager
Pierre-Olivier Beckers

/s/ G. Linn Evans	Manager
G. Linn Evans

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scarborough, State of Maine, on January 7, 2011.

HANNAFORD BROS. CO.

By:	/s/ Lisa K. Toner
Name:	Lisa K. Toner
Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 7, 2011.

Signature	Title

/s/ Beth Newlands Campbell	President
Beth Newlands Campbell	(Principal Executive Officer)

/s/ Garrett D. Bowne, IV	Treasurer
Garrett D. Bowne, IV	(Principal Financial and Accounting Officer)

/s/ Ronald C. Hodge	Director
Ronald C. Hodge

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scarborough, State of Maine, on January 7, 2011.

KASH N’ KARRY FOOD STORES, INC.

By:	/s/ Lisa K. Toner
Name:	Lisa K. Toner
Title:	Secretary and Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 7, 2011.

Signature	Title

/s/ Michael T. Vail	President and Chief Operating Officer
Michael T. Vail	(Principal Executive Officer)

/s/ Garrett D. Bowne, IV	Treasurer
Garrett D. Bowne, IV	(Principal Financial and Accounting Officer)

/s/ Ronald C. Hodge	Chairman and Director
Ronald C. Hodge

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on January 7, 2011.

FL FOOD LION, INC.

By:	/s/ G. Linn Evans
Name:	G. Linn Evans
Title:	Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 7, 2011.

Signature	Title

/s/ Catherine Green Burns	President and Director
Catherine Green Burns	(Principal Executive Officer)

/s/ Garrett D. Bowne, IV	Treasurer and Assistant Secretary
Garrett D. Bowne, IV	(Principal Financial and Accounting Officer)

/s/ Derrick Penick	Director
Derrick Penick

/s/ G. Linn Evans	Secretary and Director
G. Linn Evans

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on January 7, 2011.

RISK MANAGEMENT SERVICES, INC.

By:	/s/ G. Linn Evans
Name:	G. Linn Evans
Title:	Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 7, 2011.

Signature	Title

/s/ Michael A. Harris	President and Director
Michael A. Harris	(Principal Executive Officer)

/s/ Garrett D. Bowne, IV	Treasurer
Garrett D. Bowne, IV	(Principal Financial and Accounting Officer)

/s/ Robert J. Stapleton	Director
Robert J. Stapleton

/s/ G. Linn Evans	Director
G. Linn Evans

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scarborough, State of Maine, on January 7, 2011.

HANNBRO COMPANY

By:	/s/ Lisa K. Toner
Name:	Lisa K. Toner
Title:	Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 7, 2011.

Signature	Title

/s/ Beth Newlands Campbell	President and Director
Beth Newlands Campbell	(Principal Executive Officer)

/s/ Garrett D. Bowne, IV	Treasurer and Director
Garrett D. Bowne, IV	(Principal Financial and Accounting Officer)

/s/ Lisa K. Toner	Secretary and Director
Lisa K. Toner

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scarborough, State of Maine, on January 7, 2011.

MARTIN’S FOODS OF SOUTH BURLINGTON, INC.

By:	/s/ Lisa K. Toner
Name:	Lisa K. Toner
Title:	Assistant Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 7, 2011.

Signature	Title

/s/ Beth Newlands Campbell	President and Director
Beth Newlands Campbell	(Principal Executive Officer)

/s/ Garrett D. Bowne, IV	Treasurer and Director
Garrett D. Bowne, IV	(Principal Financial and Accounting Officer)

/s/ Lisa K. Toner	Assistant Secretary and Director
Lisa K. Toner

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scarborough, State of Maine, on January 7, 2011.

BONEY WILSON & SONS, INC.

By:	/s/ Lisa K. Toner
Name:	Lisa K. Toner
Title:	Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 7, 2011.

Signature	Title

/s/ Beth Newlands Campbell	President and Director
Beth Newlands Campbell	(Principal Executive Officer)

/s/ Garrett D. Bowne, IV	Treasurer and Director
Garrett D. Bowne, IV	(Principal Financial and Accounting Officer)

/s/ Lisa K. Toner	Secretary and Director
Lisa K. Toner

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on January 7, 2011.

J.H. HARVEY CO., LLC

By:	/s/ G. Linn Evans
Name:	G. Linn Evans
Title:	Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 7, 2011.

Signature	Title

/s/ Thomas J. Robinson	President and Chief Operating Officer and Manager
Thomas J. Robinson	(Principal Executive Officer)

/s/ Catherine Green Burns	Manager
Catherine Green Burns

/s/ Garrett D. Bowne, IV	Treasurer
Garrett D. Bowne, IV	(Principal Financial and Accounting Officer)

/s/ G. Linn Evans	Manager
G. Linn Evans

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scarborough, State of Maine, on January 7, 2011.

HANNAFORD LICENSING CORP.

By:	/s/ Lisa K. Toner
Name:	Lisa K. Toner
Title:	Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 7, 2011.

Signature	Title

/s/ Beth Newlands Campbell	President and Director
Beth Newlands Campbell	(Principal Executive Officer)

/s/ Garrett D. Bowne, IV	Treasurer and Director
Garrett D. Bowne, IV	(Principal Financial and Accounting Officer)

/s/ Lisa K. Toner	Secretary and Director
Lisa K. Toner

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scarborough, State of Maine, on January 7, 2011.

VICTORY DISTRIBUTORS, INC.

By:	/s/ Lisa K. Toner
Name:	Lisa K. Toner
Title:	Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Garrett D. Bowne, IV and G. Linn Evans, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for such person and on such person’s behalf and in such person’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 7, 2011.

Signature	Title

/s/ Beth Newlands Campbell	President
Beth Newlands Campbell	(Principal Executive Officer)

/s/ Garrett D. Bowne, IV	Treasurer
Garrett D. Bowne, IV	(Principal Financial and Accounting Officer)

/s/ Cristin Sutherland	Director
Cristin Sutherland

INDEX TO EXHIBITS

The following is a complete list of exhibits filed as part of this registration statement:

Exhibit No.	Description

3.1	Articles of Association of Delhaize Group (English translation)

4.1	Cross Guarantee Agreement, dated May 21, 2007, by and among Delhaize Group, Delhaize America, Inc., Food Lion, LLC, Hannaford Bros. Co., Kash n’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Shop ‘n Save-Mass, Inc., Hannaford Procurement Corp., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp. and Victory Distributors, Inc. (incorporated by reference to Exhibit 99.2 to Delhaize Group’s Report on Form 6-K, filed on May 29, 2007)

4.2	Joinder Letter Agreement, dated December 18, 2009, by Delhaize US Holding, Inc., whereby Delhaize US Holding, Inc. agrees to be bound as a Guarantor by all of the terms, covenants and conditions set forth in the Cross-Guarantee Agreement (incorporated by reference to Exhibit 4.7 to Delhaize Group’s annual report on Form 20-F, filed on June 28, 2010)

4.3	Indenture, dated as of October 8, 2010, by and between Delhaize Group and The Bank of New York Mellon, as trustee

4.4	Form of Global Security representing Delhaize Group’s 5.70% Senior Notes due 2040 (incorporated by reference to Exhibit A of the Indenture attached as Exhibit 4.3 hereto)

4.5	Deposit Agreement, dated as of October 8, 2010, by and among Delhaize Group, The Bank of New York Mellon, as CDI Depositary, and the Owners of Book-Entry Interests

4.6	Agency Agreement, dated as of October 8, 2010, by and among Delhaize Group, ING Belgium SA/NV and The Bank of New York Mellon

4.7	Registration Rights Agreement, dated as of October 8, 2010, by and among Delhaize Group, certain Guarantors, and Banc of America Securities LLC, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.

5.1	Opinion of Freshfields Bruckhaus Deringer LLP, Brussels, Belgium

5.2	Opinion of Hunton & Williams LLP, Washington, D.C.

5.3	Opinion of General Counsel of Delhaize America, LLC, Salisbury, North Carolina

5.4	Opinion of in-house counsel to Hannaford Bros. Co., Scarborough, Maine

5.5	Opinion of Verrill Dana LLP, Portland, Maine

5.6	Opinion of Pierson Wadhams Quinn Yates & Coffrin, Burlington, Vermont

10.1	Indenture, dated as of April 15, 2001, by and among Delhaize America, Food Lion, LLC and The Bank of New York, as trustee (Filed as Exhibit 10.1 to Delhaize America’s current report on Form 8-K/A (File No. 1-15275) filed with the SEC on April 26, 2001 and incorporated by reference herein)

Exhibit No.	Description

10.2	First Supplemental Indenture, dated as of April 19, 2001, by and among Delhaize America, Food Lion, LLC and The Bank of New York, as trustee (Filed as Exhibit 10.2 to Delhaize America’s current report on Form 8-K/A (File No. 1-15275) filed with the SEC on April 26, 2001 and incorporated by reference herein)

10.3	Second Supplemental Indenture, dated as of September 6, 2001, by and among Delhaize America, Food Lion, LLC, Hannaford Bros. Co., Kash n’ Karry Food Stores, Inc. and The Bank of New York, as Trustee (Filed as Exhibit 4(e) to Delhaize America’s Registration Statement on Form S-4 (File No. 333-69520) filed with the SEC on September 17, 2001 and incorporated by reference herein)

10.4	Form of Third Supplemental Indenture, dated as of November 15, 2001, by and among Delhaize America, Food Lion, LLC, Hannaford Bros. Co., Kash n’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Shop N Save-Mass., Inc., Hannaford Procurement Corp., Boney Wilson & Sons, Inc. and The Bank of New York, as Trustee (Filed as Exhibit 4(f) of Amendment No. 2 to Delhaize America’s Registration Statement on Form S-4 (File No. 333-69520) filed with the SEC on November 15, 2001 and incorporated by reference herein)

10.5	Fourth Supplemental Indenture, dated March 10, 2004 and effective as of December 31, 2003, by and among Delhaize America, Inc., Food Lion, LLC, Hannaford Bros. Co, Kash n’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Shop ‘n Save-Mass, Inc., Hannaford Procurement Corp., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp. and The Bank of New York, as Trustee (Filed as Exhibit 4(h) to Delhaize America’s annual report on Form 10-K (File No. 0-6080) filed with the SEC on April 2, 2004 and incorporated by reference herein)

10.6	Fifth Supplemental Indenture, dated as of May 17, 2005, by and among Delhaize America, Food Lion, LLC, Hannaford Bros. Co., Kash N’ Karry Food Stores, Inc., Fl Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods Of South Burlington, Inc., Shop ‘N Save-Mass., Inc., Hannaford Procurement Corp., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp., Victory Distributors, Inc. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4 to Delhaize America’s Quarterly Report on Form 10-Q filed May 17, 2005)

10.7	Agreement of Resignation, Appointment and Acceptance, dated as of April 19, 2006, among Delhaize America, the guarantors signatory thereto, and The Bank of New York, as resigning trustee, and The Bank of New York Trust Company, N.A., as new trustee (incorporated by reference to Exhibit 4(k) to Delhaize America’s Annual Report on Form 10-K filed March 30, 2007)

10.8	Sixth Supplemental Indenture, dated as of May 21, 2007, among Delhaize America, Inc, as issuer, Delhaize Group, Food Lion, LLC, Hannaford Bros. Co., Kash n’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Shop ‘n Save-Mass, Inc., Hannaford Procurement Corp., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp. and Victory Distributors, Inc. and The Bank of New York Trust Company N.A., as Trustee, to that certain Indenture, dated as of April 15, 2001 (incorporated by reference to Exhibit 99.5 to Delhaize Group’s Report on Form 6-K, filed on May 29, 2007)

Exhibit No.	Description

10.9	Seventh Supplemental Indenture, dated as of December 17, 2009, among Delhaize America, Inc., Delhaize Group, Food Lion, LLC, Hannaford Bros. Co., Kash n’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Boney Wilson & Sons, Inc., J. H. Harvey Co., LLC, Hannaford Licensing Corp., Victory Distributors, Inc., and The Bank of New York Mellon Trust Company, N.A., as Trustee, to that certain Indenture, dated as of April 15, 2001

10.10	Indenture, dated as of June 27, 2007, by and among Delhaize Group and The Bank of New York, as trustee (incorporated by reference to Exhibit 2.11 to Delhaize Group’s Annual Report on Form 20-F, filed on June 29, 2007)

10.11	Indenture, dated as of June 27, 2007, by and among Delhaize Group and The Bank of New York, as trustee (incorporated by reference to Exhibit 2.12 to Delhaize Group’s Annual Report on Form 20-F, filed on June 29, 2007)

10.12	Deposit Agreement, dated as of June 27, 2007, among Delhaize Group, The Bank of New York and the owners of book-entry interests (incorporated by reference to Exhibit 2.13 to Delhaize Group’s Annual Report on Form 20-F, filed on June 29, 2007)

10.13	Indenture, dated as of February 2, 2009, by and between Delhaize Group and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.5 to Delhaize Group’s Report on Form 6-K, filed on February 6, 2009)

10.14	First Supplemental Indenture, dated as of February 2, 2009, by and between Delhaize Group and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.6 to Delhaize Group’s Report on Form 6-K, filed on February 6, 2009)

10.15	Form of Global Security representing Delhaize Group SA/NV’s 5.875% Senior Notes due 2014 (incorporated by reference to Exhibit 4.7 to Delhaize Group’s Report on Form 6-K, filed on February 6, 2009)

10.16	Deposit Agreement, dated as of February 2, 2009, by and among Delhaize Group, The Bank of New York Mellon and the owners of book-entry interests (incorporated by reference to Exhibit 4.9 to Delhaize Group’s Report on Form 6-K, filed on February 6, 2009)

10.17	Agreement and Plan of Share Exchange dated November 16, 2000 by and between Delhaize Group and Delhaize America, as amended (included as Annex A to Delhaize Group’s registration statement on Form F-4 (File No. 333-13302) filed with the SEC on March 23, 2001 and incorporated by reference herein)

10.18	Fiscal Agency Agreement dated May 18, 1999 between Delhaize Group, as issuer, Banque Bruxelles Lambert S.A., as fiscal agent, and Banque Bruxelles Lambert S.A. and Banque Générale du Luxembourg S.A., as paying agents (Filed as Exhibit 10.2 to Delhaize Group’s registration statement on Form F-4 (File No. 333-13302) filed with the SEC on March 23, 2001 and incorporated by reference herein)

10.19	Revolving Credit Agreement dated November 4, 1999 among Delhaize Group, Delhaize The Lion Coordination Center and Fortis Banque (Filed as Exhibit 10.4 to Delhaize Group’s registration statement on Form F-4 (File No. 333-13302) filed with the SEC on March 23, 2001 and incorporated by reference herein)

Exhibit No.	Description

10.20	Fiscal Agency Agreement dated February 13, 2001 between Delhaize “The Lion” Nederland B.V., as issuer, Delhaize Group, as guarantor, Fortis Bank nv-sa, as fiscal agent, and Banque Générale du Luxembourg S.A. and Fortis Bank nv-sa, as paying agents (Filed as Exhibit 10.5 to Delhaize Group’s registration statement on Form F-4 (File No. 333-13302) filed with the SEC on March 23, 2001 and incorporated by reference herein)

10.21	Fiscal Agency Agreement dated May 20, 2002 between Delhaize Finance B.V., as issuer, Delhaize Group, as guarantor, Fortis Bank NV-SA, as fiscal agent, and Banque Générale du Luxembourg S.A., Fortis Bank (Nederland) N.V. and Fortis Bank NV-SA, as paying agents (Filed as Exhibit 4.6 to Delhaize Group’s annual report on Form 20-F (File No. 333-13302) filed with the SEC on June 30, 2003 and incorporated by reference herein)

10.22	Second Amended and Restated Credit Agreement, dated as of December 1, 2009, among Delhaize America, Inc., as borrower, Delhaize Group, as guarantor, the subsidiary guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, issuing bank and swingline lender (incorporated by reference to Exhibit 99.1 to Delhaize Group’s Report on Form 6-K, filed on December 4, 2009)

10.23	Guaranty Supplement, dated as of December 18, 2009, between Delhaize US Holding, Inc., as a new Guarantor under the Second Amended and Restated Credit Agreement dated as of December 1, 2009, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 4.9 to Delhaize Group’s annual report on Form 20-F, filed on June 28, 2010)

10.24	Amendment dated as of March 11, 2010 to Second Amended and Restated Credit Agreement dated as of December 1, 2009, among Delhaize America, LLC, as Borrower, Delhaize Group and Delhaize US Holding, Inc., as Parents and Guarantors, the Subsidiary Guarantors party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, and Bank of America, N.A. and Fortis Capital Corp., as Syndication Agents, Issuing Banks and Swingline Lenders and Morgan Stanley MUFG Loan Partners, LLC, as Documentation Agent (incorporated by reference to Exhibit 4.10 to Delhaize Group’s annual report on Form 20-F, filed on June 28, 2010)

10.25	Form of Amended and Restated Deposit Agreement among Delhaize Group, Citibank, N.A. and the holders and beneficial owners of American depositary shares issued thereunder (Filed as Exhibit (a) to Delhaize Group’s registration statement on Form F-6 (File No. 333-156798) filed with the SEC on January 20, 2009 and incorporated by reference herein)

12.1	Statement regarding computation of ratios

15.1	Letter from Deloitte Bedrijfsrevisoren / Reviseurs d’Entreprises BVo.v.v.e. CVBA/SC s.f.d. SCRL regarding unaudited interim financial information

21.1	Subsidiaries of Delhaize Group (as of December 31, 2006) (incorporated by reference to Exhibit 8.1 to Delhaize Group’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009)

23.1	Consent of Deloitte Bedrijfsrevisoren / Reviseurs d’Entreprises BVo.v.v.e. CVBA/SC s.f.d. SCRL

23.2	Consent of Freshfields Bruckhaus Deringer (included in Exhibit 5.1)

23.3	Consent of Hunton & Williams LLP (included in Exhibit 5.2)

23.4	Consent of General Counsel of Delhaize America, LLC (included in Exhibit 5.3)

Exhibit No.	Description

23.5	Consent of in-house counsel to Hannaford Bros. Co. (included in Exhibit 5.4)

23.6	Consent of Verrill Dana LLP (included in Exhibit 5.5)

23.7	Consent of Pierson Wadhams Quinn Yates & Coffrin (included in Exhibit 5.6)

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York

99.1	Form of Letter of Transmittal